AGREEMENT AND PLAN
                                    OF MERGER
                                 by and between
                          NORTHERN STATES POWER COMPANY
                                       and
                           NEW CENTURY ENERGIES, INC.
                           Dated as of March 24, 1999

                                TABLE OF CONTENTS


ARTICLE I

THE MERGER.............................................................1
Section 1.1       The Merger...........................................1
Section 1.2       Effective Time of the Merger.........................2
Section 1.3       Articles of Incorporation; Bylaws....................2

ARTICLE II

TREATMENT OF SHARES....................................................2
Section 2.1       Effect of Merger on Capital Stock....................2
Section 2.2       Exchange of NCE Common Stock.........................3

ARTICLE III

THE CLOSING............................................................5
Section 3.1       Closing..............................................5

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF NSP..................................5
Section 4.1       Organization and Qualification.......................5
Section 4.2       Subsidiaries.........................................6
Section 4.3       Capitalization.......................................6
Section 4.4       Authority; Non-Contravention; Statutory Approvals;
                  Compliance...........................................7
Section 4.5       Reports and Financial Statements.....................8
Section 4.6       Absence of Certain Changes or Events.................9
Section 4.7       Litigation...........................................9
Section 4.8       Registration Statement and Proxy Statement...........9
Section 4.9       Tax Matters.........................................10
Section 4.10      Employee Matters; ERISA.............................11
Section 4.11      Environmental Protection............................15
Section 4.12      Regulation as a Utility.............................17
Section 4.13      Vote Required.......................................17
Section 4.14      Accounting Matters..................................18
Section 4.15      Opinion of Financial Advisor........................18
Section 4.16      Insurance...........................................18
Section 4.17      Ownership of NCE Common Stock.......................18
Section 4.18      Year 2000...........................................18
Section 4.19      Anti-Takeover Provisions............................18
Section 4.20      Nuclear Operations..................................18

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Section 4.21      NRC Actions.........................................19

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF NCE.................................19
Section 5.1       Organization and Qualification......................19
Section 5.2       Subsidiaries........................................20
Section 5.3       Capitalization......................................20
Section 5.4       Authority; Non-Contravention; Statutory
                   Approvals; Compliance..............................20
Section 5.5       Reports and Financial Statements....................21
Section 5.6       Absence of Certain Changes or Events................22
Section 5.7       Litigation..........................................22
Section 5.8       Registration Statement and Proxy Statement..........22
Section 5.9       Tax Matters.........................................23
Section 5.10      Employee Matters; ERISA.............................24
Section 5.11      Environmental Protection............................28
Section 5.12      Regulation as a Utility.............................29
Section 5.13      Vote Required.......................................29
Section 5.14      Accounting Matters..................................29
Section 5.15      Opinion of Financial Advisor........................29
Section 5.16      Insurance...........................................29
Section 5.17      Ownership of NSP Common Stock.......................30
Section 5.18      Year 2000...........................................30
Section 5.19      Anti-Takeover Provisions............................30
Section 5.20      NCE Rights Agreement................................30

ARTICLE VI

CONDUCT OF BUSINESS PENDING THE MERGER............................... 30
Section 6.1       Ordinary Course of Business.........................31
Section 6.2       Dividends...........................................31
Section 6.3       Issuance of Securities..............................31
Section 6.4       Charter Documents...................................32
Section 6.5       Acquisitions........................................32
Section 6.6       No Dispositions.....................................33
Section 6.7       Indebtedness........................................33
Section 6.8       Capital Expenditures................................33
Section 6.9       Compensation, Benefits..............................33
Section 6.10      1935 Act............................................34
Section 6.11      Accounting..........................................34
Section 6.12      Pooling.............................................34
Section 6.13      Tax-Free Status.....................................34
Section 6.14      Discharge of Liabilities............................34
Section 6.15      Cooperation, Notification...........................34

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



 Section 6.16      Rate Matters.......................................35
 Section 6.17      Third-Party Consents...............................35
 Section 6.18      No Breach, Etc.....................................35
 Section 6.19      Tax-Exempt Status..................................35
 Section 6.20      Insurance..........................................35
 Section 6.21      Permits............................................36

ARTICLE VII

ADDITIONAL AGREEMENTS................................................36
Section 7.1       Access to Information..............................36
Section 7.2       Joint Proxy Statement and Registration Statement...36
Section 7.3       Regulatory Matters.................................37
Section 7.4       Shareholder Approvals..............................38
Section 7.5       Directors' and Officers' Indemnification...........39
Section 7.6       Disclosure Schedules...............................40
Section 7.7       Public Announcements...............................40
Section 7.8       Affiliates.........................................41
Section 7.9       Certain Employee Agreements........................41
Section 7.10      Incentive, Stock and Other Plans...................43
Section 7.11      No Solicitations...................................44
Section 7.12      NSP Board of Directors.............................45
Section 7.13      NSP Officers.......................................45
Section 7.14      Corporate Offices..................................45
Section 7.15      Expenses...........................................45
Section 7.16      Name of NSP........................................46
Section 7.17      Transfer of Assets.................................46
Section 7.18      Further Assurances.................................46

ARTICLE VIII

CONDITIONS...........................................................47
Section 8.1       Conditions to Each Party's Obligation to Effect
                  the Merger.........................................47
Section 8.2       Conditions to Obligation of NCE to Effect
                  the Merger.........................................47
Section 8.3       Conditions to Obligation of NSP to Effect
                  the Merger.........................................48

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER....................................49
Section 9.1       Termination........................................49
Section 9.2       Effect of Termination..............................52
Section 9.3       Termination Fee; Expenses..........................53
Section 9.4       Amendment..........................................54
Section 9.5       Waiver.............................................54


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



ARTICLE X

GENERAL PROVISIONS...................................................55
Section 10.1      Non-Survival of Representations, Warranties,
                   Covenants and Agreements..........................55
Section 10.2      Brokers............................................55
Section 10.3      Notices............................................55
Section 10.4      Miscellaneous......................................56
Section 10.5      Interpretation.....................................57
Section 10.6      Counterparts; Effect...............................57
Section 10.7      Parties in Interest................................57
Section 10.8      Specific Performance...............................57
Section 10.9      WAIVER OF JURY TRIAL...............................58


EXHIBITS

Exhibit A         Form of Plan of Merger
Exhibit B         Form of Amendments to NSP Restated Articles of Incorporation
Exhibit C         Form of NCE Affiliate Agreement
Exhibit D         Form of NSP Affiliate Agreement



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



                          AGREEMENT AND PLAN OF MERGER



     AGREEMENT   AND  PLAN  OF  MERGER,   dated  as  of  March  24,  1999  (this
"Agreement"), by and between NORTHERN STATES POWER COMPANY, a corporation organized under the laws of the State of Minnesota ("NSP"), and NEW CENTURY ENERGIES, INC., a corporation organized under the laws of the State of Delaware ("NCE").

     WHEREAS, the respective Boards of Directors of NSP and NCE have approved the merger of NCE into NSP on the terms and conditions set forth in this Agreement (such transaction being referred to herein as the "Merger") with NSP being the surviving corporation in the Merger;

     WHEREAS, subject to Section 7.17 hereof, NSP will contribute certain of its assets to a newly formed wholly-owned subsidiary prior to the Merger.

     WHEREAS, for accounting purposes, it is intended that the Merger will be accounted for as a pooling of interests in accordance with United States generally accepted accounting principles ("GAAP") and applicable rules and regulations of the Securities and Exchange Commission ("SEC");

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a transaction described in Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that the shareholders of NCE will not recognize any gain or loss as a result thereof, except with respect to any cash received in lieu of fractional shares; and

     NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:


                                    ARTICLE I

                                   THE MERGER

     Section 1.1 The Merger. Pursuant to the plan of merger, the form of which is attached hereto as Exhibit A (the "Plan of Merger"), and upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2), NCE shall be merged into NSP in accordance with the laws of the State of Minnesota and the State of Delaware. NSP shall be the surviving corporation in the Merger and shall continue its existence under the laws of the State of Minnesota and the separate existence of NCE shall cease. The effects and consequences of the Merger shall be as set forth in this Agreement and the Plan of Merger, in

Section  302A.641 of the  Minnesota  Business  Corporation  Act (the "MBCA") and
Section 259(a) of the Delaware General Corporation Law (the "DGCL").

     Section 1.2 Effective Time of the Merger. On the Closing Date (as defined in Section 3.1), articles of merger with respect to the Merger, in form acceptable to NSP and NCE ("Articles of Merger"), shall be executed and filed by the parties hereto with the Secretary of State of the State of Minnesota pursuant to Section 302A.615 of the MBCA and a certificate of merger, in form acceptable to NSP and NCE (the "Certificate of Merger"), shall be executed and filed by the parties hereto with the Secretary of State of the State of Delaware pursuant to Section 252 of the DGCL. The Merger shall become effective upon the later of the filing of such Articles of Merger and Certificate of Merger, or at such later time that NSP and NCE shall agree as specified in the Articles of Merger and Certificate of Merger (the time the Merger becomes effective being hereinafter called the "Effective Time").

     Section 1.3 Articles of Incorporation; Bylaws. Unless otherwise agreed by NCE and NSP prior to the Closing Date:

     (a) At and after the Effective Time (until amended as provided by law and such Restated Articles of Incorporation), the Restated Articles of Incorporation of NSP shall be amended as provided in Exhibit B hereto.

     (b) At and after the Effective Time (until amended as provided by law, the Restated Articles of Incorporation of NSP and such Bylaws of NSP) the Bylaws of NSP will continue unchanged.


                                   ARTICLE II

                               TREATMENT OF SHARES

     Section 2.1 Effect of Merger on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of NSP or NCE:

     (a) Cancellation of Certain NCE Common Stock. Each share of NCE common stock, par value $1.00 per share ("NCE Common Stock"), together with any NCE Rights (as defined in Section 5.20), that is owned by NSP or any of its subsidiaries (as defined in Section 4.1) or held in the treasury of NCE shall be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

     (b) Conversion of Certain NCE Common Stock. Each share of NCE Common Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled pursuant to Section 2.1(a)), together with any NCE Rights, shall be converted into the right to receive 1.55 shares (the "Conversion Ratio") of duly authorized, validly issued, fully paid and nonassessable NSP common stock, par value $2.50 per share ("NSP Common Stock"). Upon such conversion, each holder of any shares of NCE Common Stock (whether held in book entry or certificated form) shall cease to have any rights with respect thereto, except the right to receive the shares of NSP Common Stock to be issued in consideration therefor (and cash in lieu of fractional shares pursuant to Section 2.2(d)) upon the surrender of such certificate or otherwise upon compliance with Section 2.2.

     (c) NSP Common Stock to Remain Outstanding. Each share of NSP Common Stock and each share of preferred stock of NSP issued and outstanding immediately prior to the Effective Time shall remain outstanding following the Effective Time.

     Section 2.2 Exchange of NCE Common Stock.

     (a) Deposit with Exchange Agent. As soon as practicable after the Effective Time, NSP shall deposit with a bank, trust company or other agent selected by mutual agreement of the parties ("Exchange Agent") certificates representing whole shares of NSP Common Stock to be issued in the Merger as provided in this
Article II.

     (b) Exchange Procedures. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates ("Certificate") which immediately prior to the Effective Time represented issued and outstanding shares of NCE Common Stock ("NCE Shares"),
(i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the exchange of Certificates for certificates representing shares of NSP Common Stock ("NSP Shares") or for effecting the exchange of Certificates for NSP Shares to be held in book entry form. As soon as practicable after the Effective Time, the Exchange Agent shall also mail to each holder of record of NCE Shares held in book entry form ("Book Entry Shares") instructions for use in effecting the exchange of said Book Entry Shares for NSP Shares. Upon delivery of a Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall require, or, in the case of Book Entry Shares, compliance with the instructions for the exchange thereof, the holder of such Certificate or Book Entry Shares shall be entitled to receive in exchange therefor that number of whole NSP Shares and the amount of cash in lieu of fractional share interests (pursuant to Section 2.2(d)), if any, which such holder has the right to receive pursuant to the provisions of this Article II. In the event of a transfer of ownership of NCE Shares which is not registered in the transfer records of NCE, the proper number of NSP Shares will be issued to a transferee if, in addition to the other requirements for exchange, the Exchange Agent receives all documents required to evidence and effect such transfer and evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. Until delivered as contemplated by this Section 2.2, each Certificate, and until exchanged as contemplated by this Section 2.2, all Book Entry Shares, shall be deemed at any time after the Effective Time to represent only the right to receive whole NSP Shares and cash in lieu of any fractional shares of NSP Common Stock as contemplated by this Section 2.2.

     (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to NSP Shares with a record date after the Effective Time shall be paid to the holder of any undelivered Certificate or unexchanged Book Entry Shares with respect to the NSP Shares represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(d), until the holder of record of such Certificate or unexchanged Book Entry Shares (or a transferee as described in Section 2.2(b)) shall have delivered such Certificate or effected the exchange of such Book Entry Shares as contemplated in Section 2.2(b). Subject to the effect of unclaimed property, escheat and other applicable laws, following delivery of any such Certificate or exchange of any such Book Entry Shares, there shall be paid to the record holder (or transferee) of the whole NSP Shares issued in exchange therefor, without interest, (i) at the time of such delivery, the amount of any cash payable in lieu of a fractional share of NSP Common Stock to which such holder (or transferee) is entitled pursuant to Section 2.2(d) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole NSP Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to delivery or exchange and a payment date subsequent to delivery or exchange payable with respect to such whole NSP Shares, as the case may be.

     (d) No Fractional Shares. (i) No certificates or scrip representing fractional shares of NSP Common Stock shall be issued upon the delivery of Certificates or exchange of Book Entry Shares, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of NSP. All holders of NCE Common Stock who would otherwise be entitled to receive a fractional share of NSP Common Stock shall receive, in lieu thereof upon delivery or exchange of its NCE Shares, an amount of cash determined by multiplying the fraction of a share of NSP Common Stock to which such shareholder would otherwise be entitled by the closing sales price of NSP Common Stock as reported under "NYSE Composite Transition Reports", in The Wall Street Journal on the trading day immediately prior to the Effective Time. From time to time, NSP shall, subject to Section 2.2(f) hereof, deliver to the Exchange Agent cash in such amounts as shall be necessary to pay to the holders of NCE Shares cash in lieu of fractional shares of NSP Common Stock.

     (e) Closing of Transfer Books. From and after the Effective Time, the stock transfer books of NCE with respect to shares of NCE Common Stock issued and outstanding prior to the Effective Time shall be closed and no transfer of any such shares shall thereafter be made. If, after the Effective Time, Certificates are presented to NSP, they shall be cancelled and exchanged for certificates representing the appropriate number of whole NSP Shares and cash in lieu of fractional shares of NSP Common Stock as provided in this Section 2.2.

     (f) Termination of Exchange Agent. Any certificates representing NSP Shares deposited with the Exchange Agent pursuant to Section 2.2(a) and not exchanged within six (6) months after the Effective Time pursuant to this Section 2.2 shall be returned by the Exchange Agent to NSP, which shall thereafter act as Exchange Agent. All funds held by the Exchange Agent for payment to the holders of undelivered Certificates or unexchanged Book Entry Shares and unclaimed at the end of six (6) months from the Effective Time shall be remitted to NSP, after which time any holder of undelivered Certificates or unexchanged Book Entry Shares shall look as a general creditor only to NSP for payment of such funds to which such holder may be due, subject to applicable law. NSP shall not be liable to any person for such shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (g) Adjustment of Conversion Ratio. In the event that, subsequent to the date hereof but prior to the Effective Time, the outstanding shares of NCE Common Stock or NSP Common Stock, respectively, shall have been changed into a different number of shares or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, combination, exchange, recapitalization or other similar transaction, the Conversion Ratio shall be appropriately adjusted to provide the holders of NCE Shares the same economic effect as contemplated by this Agreement prior to such event.

                                   ARTICLE III

                                   THE CLOSING

     Section 3.1 Closing. The closing (the "Closing") of the Merger shall take place at a place as may be mutually agreed upon by the parties hereto at 10:00 A.M., local time, on the second business day immediately following the date on which the last of the conditions set forth in Article VIII is fulfilled or waived, or at such other time and date as NCE and NSP shall mutually agree (the "Closing Date").


                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF NSP

     Except as set forth in the corresponding sections or subsections of the Disclosure Schedule, dated as of the date hereof, delivered by NSP to NCE (the "NSP Disclosure Schedule"), NSP represents and warrants to NCE as follows:

     Section  4.1   Organization  and   Qualification.   NSP  and  each  of  its
subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of existence, has all requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary other than in such jurisdictions where the failure to be so qualified and in good standing would not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), prospects or results of operations of NSP and its subsidiaries taken as a whole (any such material adverse effect being hereinafter referred to as a "NSP Material Adverse Effect"). True, accurate and complete copies of the articles of incorporation and bylaws of NSP, as in effect on the date hereof, have been delivered to NCE. As used in this Agreement, the term "subsidiary" with respect to any person shall mean any corporation or other entity (including partnerships and other business associations) in which such person directly or indirectly owns outstanding capital stock or other voting securities having the power, under ordinary circumstances, to elect a majority of the directors or similar members of the governing body of such corporation or other entity or otherwise to direct the management and policies of such corporation or other entity.

     Section 4.2 Subsidiaries. Section 4.2 of the NSP Disclosure Schedule contains a description as of the date hereof of all subsidiaries and joint ventures of NSP, including the name of each such entity, the state or jurisdiction of its incorporation, a brief description of the principal line or lines of business conducted by each such entity that is a "Significant Subsidiary" within the meaning of Regulation S-X under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and NSP's interest therein. None of such entities is a "public utility company", a "holding company", a "subsidiary company" or an "affiliate" of any public utility company within the meaning of the Public Utility Holding Company Act of 1935, as amended ("1935 Act"). All the issued and outstanding shares of capital stock of, or other equity interests in, each NSP subsidiary have been duly authorized and validly issued and are fully paid and nonassessable (subject to Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted, in the case of NSP-W (as defined in Section 4.12)) and are owned directly or indirectly by NSP free and clear of all pledges, claims, liens, charges, encumbrances, and security interests of any kind or nature whatsoever (collectively "Liens"). There are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment. As used in this Agreement, the term "joint venture" with respect to any person shall mean any corporation or other entity (including partnerships and other business associations and joint ventures) in which such person or one or more of its subsidiaries owns an equity interest that is less than a majority of any class of the outstanding voting securities or equity, other than equity interests held for passive investment purposes that are less than 5% of any class of the outstanding voting securities or equity, provided that such person or one or more of its subsidiaries does not have the power, under ordinary circumstances, to elect a majority of the directors or similar members of the governing body of such corporation or entity or otherwise to direct the management and policies of such corporation or entity.

     Section 4.3 Capitalization. The authorized capital stock of NSP consists of 350,000,000 shares of NSP Common Stock and 7,000,000 shares of preferred stock, par value $100 per share ("NSP Preferred Stock"). As of the close of business on March 24, 1999, there were issued and outstanding 153,194,008 shares of NSP Common Stock and 1,050,000 shares of NSP Preferred Stock, consisting of: 275,000 shares of $3.60 Series; 150,000 shares of $4.08 Series; 175,000 share of $4.10 Series; 200,000 shares of $4.11 Series; 100,000 shares of $4.16 Series; and 150,000 shares of $4.56 Series. All of the issued and outstanding shares of the capital stock of NSP are validly issued, fully paid, nonassessable and free of preemptive rights. As of the date hereof, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating NSP or any of its subsidiaries or joint ventures to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock or other voting securities of NSP or obligating NSP or any of its subsidiaries or joint ventures to grant, extend or enter into any such agreement or commitment.

     Section 4.4 Authority; Non-Contravention; Statutory Approvals; Compliance.

     (a) Authority. NSP has all requisite power and authority to enter into this Agreement and the Plan of Merger and, subject to the NSP Shareholders' Approval (as defined in Section 4.13) and the NSP Required Statutory Approvals (as defined in Section 4.4(c)), to consummate the transactions contemplated hereby and thereby. The Board of Directors of NSP has (i) determined that the Merger is fair to and in the best interest of NSP and its shareholders, (ii) approved and adopted this Agreement and the Plan of Merger, and (iii) resolved to recommend to the holders of NSP Common Stock that they vote in favor of approving the Merger and approving and adopting this Agreement and the Plan of Merger (the "NSP Shareholders' Approval"). The execution and delivery of this Agreement and the Plan of Merger and the consummation by NSP of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of NSP, subject to obtaining the NSP Shareholders' Approval. This Agreement has been and the Plan of Merger will be duly and validly executed and delivered by NSP and, assuming the due authorization, execution and delivery hereof and thereof by NCE, this Agreement constitutes, and the Plan of Merger will constitute, the legal, valid and binding obligation of NSP enforceable against NSP in accordance with the terms hereof and thereof. Prior to the Effective Time, the Board of Directors of NSP, or an appropriate committee of non-employee directors thereof, will have adopted a resolution consistent with the interpretive guidance of the SEC so that the acquisition by any officer or director of NCE who may become a covered person of NSP for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder ("Section 16") of shares of NSP Common Stock or options to acquire NSP Common Stock pursuant to this Agreement and the Merger shall be an exempt transaction for purposes of
Section 16.

     (b) Non-Contravention. The execution and delivery of this Agreement by NSP do not, and the execution and delivery by NSP of the Plan of Merger will not, and the consummation of the transactions contemplated hereby and thereby, including the contribution of assets contemplated by Section 7.17 hereof, will not, violate, conflict with or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any material obligation under or the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets (any such violation, conflict, breach, default, right of termination, cancellation or acceleration, loss or creation being hereinafter referred to as a "Violation") by NSP or any of its subsidiaries or any of its joint ventures, under any provisions of (i) subject to obtaining the approval of the SEC under the provisions of the 1935 Act and the NSP Shareholders' Approval, the articles of incorporation, bylaws or similar governing documents of NSP or any of its subsidiaries or joint ventures, (ii) subject to obtaining the NSP Required Statutory Approvals and the receipt of the NSP Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court, governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority, domestic or foreign (each, a "Governmental Authority"), applicable to NSP or any of its material subsidiaries or joint ventures or any of their respective properties or assets, or (iii) subject to obtaining the third-party consents or other approvals set forth in Section 4.4(b) of the NSP Disclosure Schedule (the "NSP Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which NSP or any of its subsidiaries or joint ventures is now a party or by which any of them or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations as would not have, in the aggregate, a NSP Material Adverse Effect.

     (c) Statutory Approvals. No declaration, filing or registration with, or notice to or authorization, consent, finding by or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement or the Plan of Merger by NSP or the consummation by NSP of the transactions contemplated hereby or thereby, which, if not obtained, made or given, would have, in the aggregate, a NSP Material Adverse Effect (the "NSP Required Statutory Approvals"), it being understood that references in this Agreement to "obtaining" such NSP Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notice; obtaining such consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

     (d) Compliance. Except as specifically disclosed in the NSP SEC Reports (as defined in Section 4.5) filed prior to the date hereof, neither NSP nor any of its subsidiaries or joint ventures is in violation of or under investigation with respect to, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any Environmental Laws (as defined in Section 4.11(g)) of any Governmental Authority, except for violations that would not, in the aggregate, have and are not reasonably likely to have a NSP Material Adverse Effect. NSP and its subsidiaries and joint ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their respective businesses as currently conducted (collectively, "Permits"), except those Permits the failure to obtain which would not have, in the aggregate, a NSP Material Adverse Effect.

     Section 4.5 Reports and Financial Statements. The filings required to be made by NSP and its subsidiaries since January 1, 1996 under the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, the Federal Power Act, as amended, ("Power Act"), the Atomic Energy Act of 1954, as amended, (the "Atomic Energy Act"), the 1935 Act, the Natural Gas Act, if any, the Natural Gas Policy Act of 1978 (the "Gas Policy Act"), if any, and applicable state laws and regulations have been filed with the SEC, Federal Energy Regulatory

Commission (the "FERC"), the Nuclear Regulatory Commission (the "NRC") or the applicable state authorities with jurisdiction over public utilities, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. NSP has made available to NCE a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by NSP with the SEC since January 1, 1996 and through the date hereof (as such documents have since the time of their filing been amended, the "NSP SEC Reports"). The NSP SEC Reports, including without limitation any financial statements or schedules included therein, at the time filed, and any forms, reports or other documents filed by NSP with the SEC after the date hereof, did not and will not, in each case as of their respective dates, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of NSP included in the NSP SEC Reports (collectively, the "NSP Financial Statements") have been prepared, and will be prepared, in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto, or with respect to unaudited statements, as permitted by Form 10-Q under the Exchange Act) and fairly present in all material respects, the consolidated financial position of NSP as of the respective dates thereof or the consolidated results of operations and cash flows for the respective periods then ended, as the case may be, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments.

     Section 4.6 Absence of Certain Changes or Events. Except as specifically disclosed in the NSP SEC Reports filed prior to the date hereof, from December 31, 1998 through the date hereof, NSP and each of its subsidiaries and joint ventures have conducted their respective businesses only in the ordinary course of business consistent with past practice and no event has occurred which has had, and no fact or condition exists that would have or is reasonably likely to have a NSP Material Adverse Effect.

     Section 4.7 Litigation. Except as specifically disclosed in the NSP SEC Reports filed prior to the date hereof, (a) there are no claims, suits, actions or proceedings pending or, to the knowledge of NSP, threatened, nor are there any investigations or reviews pending or, to the knowledge of NSP, threatened against or affecting NSP or any of its subsidiaries or joint ventures, (b) there have not been any developments since December 31, 1998 with respect to any such disclosed claims, suits, actions, proceedings, investigations or reviews, and
(c) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to NSP or any of its subsidiaries or joint ventures that, in the aggregate, would have or are reasonably likely to have a NSP Material Adverse Effect.

     Section 4.8 Registration Statement and Proxy Statement. None of the information supplied or to be supplied by or on behalf of NSP for inclusion or incorporation by reference in (a) the registration statement on Form S-4 to be filed with the SEC by NSP in connection with the issuance of shares of NSP Common Stock in the Merger (the "Registration Statement") will, at the time the Registration Statement becomes effective under the Securities Act, and as the same may be amended, at the effective time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (b) the joint proxy statement in definitive form, relating to the meetings of the shareholders of NCE and NSP to be held in connection with the Merger and the prospectus relating to NSP Common Stock to be issued in the Merger (the "Joint Proxy Statement/Prospectus") will, at the date such Joint Proxy Statement/Prospectus is mailed to such shareholders, and, as the same may be amended or supplemented, at the times of such meetings, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement and the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

     Section 4.9 Tax Matters. "Taxes", as used in this Agreement, means any federal, state, county, local or foreign taxes, levies, or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any tax liability. "Tax Return", as used in this Agreement, means a report, return or other written information required to be supplied to a governmental entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes NSP or any of its subsidiaries on the one hand, or NCE or any of its subsidiaries on the other hand. Except in the case of the representations or warranties contained in subsections (a), (b), (c), (d), (e), (f), (g), (h), (i), or (j) hereof, where the failure thereof to be true and correct would not, in the aggregate, have a NSP Material Adverse Effect:

     (a) All Tax Returns in respect of Taxes required to be filed with respect to NSP and each of its subsidiaries (including the consolidated federal income Tax Return of NSP and any state Tax Return that includes NSP or any of its subsidiaries on a consolidated or combined basis) have been timely filed.

     (b) All Taxes required to be shown on such Tax Returns or otherwise due have been timely paid.

     (c) All such Tax Returns are true, correct and complete in all respects.

     (d) No adjustment relating to such Tax Returns (or that could result in liability of NSP or any of its subsidiaries on the basis of joint and/or several liability) has been proposed in writing by any Tax authority.

     (e) There are no pending or threatened in writing actions or proceedings for the assessment or collection of Taxes against NSP or any of its subsidiaries (or that could result in a liability of NSP or any of its subsidiaries on the basis of joint and/or several liability) or against any corporation that was included in the filing of a return with NSP on a consolidated or combined basis.

     (f) There are no Tax liens on any assets of NSP or any of its subsidiaries.

     (g) NSP and each of its subsidiaries has been and continues to be a member of the affiliated group (within the meaning of Section 1504(a)(1) of the Code) for which NSP files a consolidated return as the common parent.

     (h) There are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which NSP or any of its subsidiaries may be subject.

     (i) Neither NSP nor any of its subsidiaries has any (i) income reportable for a period ending after the Closing Date but attributable to a transaction (e.g., an installment sale) occurring in or a change in accounting method made from a period ending on or prior to the Closing Date which resulted in a deferred reporting of income from such transaction or from such change in accounting method (other than a deferred intercompany transaction), or (ii) deferred gain or loss arising out of any deferred intercompany transaction.

     (j) No power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect NSP or any of its subsidiaries.

     (k) NSP has no knowledge of any fact, nor has NSP taken any action that would, or would be reasonably likely to, adversely affect the qualification of the Merger as a reorganization described in Section 368(a) of the Code.

     Section 4.10 Employee Matters; ERISA.

     (a) Each "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), each other bonus, deferred compensation, stock option, severance, change in control or other written plan or policy relating to compensation, fringe benefits or perquisites for current or former directors or employees of NSP or any of its subsidiaries that is maintained or contributed to by NSP or any of its subsidiaries, each employment, severance, change-in-control or similar agreement that exists between NSP or any of its subsidiaries and any officer of NSP or any of its subsidiaries that provides for base pay in excess of $150,000 per year, and each other employment, severance, change in control or similar arrangement that exists between NSP or any of its subsidiaries and any employee of NSP or any of its subsidiaries that provides severance, change in control or other similar payments or benefits which exceed three times the employee's annual compensation

(collectively, the "NSP Employee Benefit Plans"), and each current or former employee or director eligible to participate in the NSP 1999 Senior Executive Severance Policy is listed in Section 4.10(a) of the NSP Disclosure Schedule. Except where the failure to be in material compliance or to be so operated would not, in the aggregate, have a NSP Material Adverse Effect, each NSP Employee Benefit Plan and each employee benefit plan and each bonus, deferred compensation, stock option, severance, change in control or other written plan, agreement or policy relating to compensation, fringe benefits or perquisites for current or former directors or employees of any of NSP's joint ventures (collectively, the "NSP Joint Venture Plans"), is in substantial compliance with applicable law, including, without limitation, ERISA and the Code, and has been administered and operated in all material respects in accordance with its terms. Each NSP Employee Benefit Plan and each NSP Joint Venture Plan which is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS and, to the knowledge of NSP, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination.

     (b) NSP has provided complete and correct copies of all plan documents of the NSP Employee Benefit Plans listed in Section 4.10(a) of the NSP Disclosure Schedule, including but not limited to, plan amendments, trust agreements, insurance contracts or other documents establishing funding arrangements, service provider contracts, investment management and investment advisory agreements, all advance determination letters from the IRS, summary modifications thereto, the last five years' Form 5500s and the most recent actuarial and financial statements.

     (c) No NSP Employee Benefit Plan is or ever has been subject to Title IV of ERISA or the funding requirements of Section 412 of the Code. Neither NSP, its subsidiaries, nor any other entity under common control with NSP or any of its subsidiaries (as determined under Code Sections 414(b) and (c)) (the "NSP Control Group") has any liability under Title IV of ERISA or Section 412 of the Code with respect to any employee benefit plan other than a NSP Employee Benefit Plan, which liability has not been satisfied in full. No NSP Employee Benefit Plan or NSP Joint Venture Plan subject to Title IV of ERISA has been terminated or is, to the knowledge of NSP, currently the subject of termination proceedings pursuant to Title IV of ERISA.

     (d) No event which constitutes a "reportable event" (as defined in Section 4043(b) of ERISA) for which the 30-day notice requirement has not been waived by the Pension Benefit Guarantee Corporation (the "PBGC") has occurred with respect to any NSP Employee Benefit Plan or NSP Joint Venture Plan, except for reportable events which would not, individually or in the aggregate, have a NSP Material Adverse Effect.

     (e) Except where the failure to pay any such amounts would not have a NSP Material Adverse Effect, full payment has been made of all amounts which NSP or any of its subsidiaries or joint ventures was required under the terms of NSP Employee Benefit Plans and NSP Joint Venture Plans to have paid as contributions to such plans on or prior to the Closing Date (excluding any amounts not yet due) and no NSP Employee Benefit Plan or NSP Joint

Venture Plan which is subject to Part III of Subtitle B of Title I of ERISA has incurred any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived.

     (f) No liability, claim, action or litigation has been incurred, made, commenced or, to the knowledge of NSP, threatened by or against NSP or any of its subsidiaries or joint ventures with respect to any NSP Employee Benefit Plans or NSP Joint Venture Plans including, without limitation, liability incurred under Title IV of ERISA (other than for benefits payable in the ordinary course and PBGC insurance premiums) or Section 412(f) or (n) of the Code by any entity required to be aggregated with NSP or any of its subsidiaries or joint ventures pursuant to Section 4001(b) of ERISA and/or Section 414(b) or
(c) of the Code (and the regulations promulgated thereunder) with respect to any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), except for the liabilities, claims, actions or litigation which, individually or in the aggregate, would not have a NSP Material Adverse Effect.

     (g) Neither NSP nor any of its subsidiaries or joint ventures nor, to the knowledge of NSP, any other "disqualified person" or "party in interest" (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA) has engaged in any transaction in connection with any NSP Employee Benefit Plan or NSP Joint Venture Plan that could reasonably be expected to result in the imposition of a material penalty pursuant to Section 502(i) of ERISA, material damages pursuant to Section 409 of ERISA or a material tax pursuant to Section 4975(a) of the Code. No NSP Employee Benefit Plan or NSP Joint Venture Plan or related trust owns any securities in violation of Section 407 of ERISA, except as would not have a NSP Material Adverse Effect.

     (h) With respect to each NSP Employee Benefit Plan and each NSP Joint Venture Plan which is subject to Title IV of ERISA, as of the most recent actuarial valuation report prepared for each such plan and based upon assumptions set forth therein, the aggregate present value of the accrued liabilities thereof did not exceed the aggregate fair market value of the assets allocable thereto.

     (i) Each NSP Employee Benefit Plan and each NSP Joint Venture Plan which is a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) (a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan") to which NSP or any of its subsidiaries or joint ventures is obligated to contribute is identified as such in Section 4.10(i) of the NSP Disclosure Schedule. All contributions required to have been made by NSP or any of its subsidiaries or joint ventures to any Multiemployer Plan have been made on a timely basis. No member of the NSP Controlled Group has incurred any withdrawal liability that has not been satisfied in full or at any time during the last six years has withdrawn from any Multiemployer Plan or Multiple Employer Plan. With respect to each NSP Employee Benefit Plan and each NSP Joint Venture Plan that is a Multiemployer
Plan: (i) if NSP or any of its subsidiaries or joint ventures or any of their respective ERISA Affiliates, as applicable, were to experience a withdrawal or partial withdrawal from such plan, no withdrawal liability would be incurred except as would not have a NSP Material Adverse Effect; and (ii) neither NSP nor any of its subsidiaries or joint ventures has received any notification, or has any reason to believe, that any such plan is in reorganization, has been terminated, is insolvent, or may reasonably be expected to be in reorganization, to be insolvent, or to be terminated.

     (j) Neither NSP nor any of its subsidiaries has maintained any plan (other than a plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code) which provides welfare benefits with respect to current or former employees, current or former officers, or current or former directors, following their termination of service with NSP or any of its subsidiaries (other than as required by Section 601 of ERISA or other applicable law). Each NSP Employee Benefit Plan or NSP Joint Venture Plan subject to the requirements of Section 601 of ERISA has been operated in substantial compliance therewith, except as would not have a NSP Material Adverse Effect. Neither NSP nor any of its subsidiaries or joint ventures has contributed to a nonconforming group health plan (as defined in Code Section 5000(c)) and no member of the NSP Control Group has incurred a tax under Code Section 5000(a) that is or could be a liability of NSP or any of its subsidiaries, except as would not have a NSP Material Adverse Effect.

     (k) No individual shall accrue or receive additional benefits, service or accelerated vesting or rights to payment as a direct result of the transactions contemplated by this Agreement and no payment or benefit accrued under any NSP Employee Benefit Plan or NSP Joint Venture Plan or other agreement or arrangement of NSP or any of its subsidiaries or joint ventures will be nondeductible under Code Sections 162(m) or 280G.

     (l) To the knowledge of NSP, as of the date hereof, there is no current labor union representation question involving employees of NSP or any of its subsidiaries or joint ventures, nor does NSP or any of its subsidiaries or joint ventures know of any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees. Further, (i) neither NSP nor any of its subsidiaries or joint ventures is a party to any collective bargaining agreement or other labor agreement with any union or labor organization; (ii) there is no unfair labor practice charge or grievance arising out of a collective bargaining agreement or other grievance procedure against NSP or any of its subsidiaries or joint ventures pending, or to the knowledge of NSP, threatened, that has had, or reasonably may be expected by NSP to have, a NSP Material Adverse Effect; (iii) there is no complaint, lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship against NSP or any of its subsidiaries or joint ventures pending, or to the knowledge of NSP, threatened, that has, or reasonably may be expected by NSP to have, a NSP Material Adverse Effect; (iv) there is no strike, dispute, slowdown, work stoppage or lockout pending, or to the knowledge of NSP, threatened, against or involving NSP or any of its subsidiaries or joint ventures that has or, insofar as reasonably can be foreseen, could have, a NSP Material Adverse Effect; (v) NSP and each of its subsidiaries and joint ventures are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, except for non-compliance that, in the aggregate, does not, and insofar as reasonably can be foreseen, will not, have a NSP Material Adverse Effect; and (vi) there is no proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of NSP, threatened in respect to which any director, officer, employee or agent of NSP or any of its subsidiaries or joint ventures is or may be entitled to claim indemnification from NSP or any of its subsidiaries or joint ventures pursuant to their respective articles of incorporation or bylaws or as provided in the indemnification agreements listed on Section 4.10(l) of the NSP Disclosure Schedule.

     Section 4.11 Environmental Protection. Except as specifically disclosed in the NSP SEC Reports filed prior to the date hereof:

     (a) Compliance. NSP and each of its subsidiaries and joint ventures is in material compliance with all applicable Environmental Laws (as hereinafter defined in Section 4.11(g)), except where the failure to be so in material compliance would not in the aggregate have a NSP Material Adverse Effect. Neither NSP nor any of its subsidiaries or joint ventures has received any written notice from any person or Governmental Authority that alleges that NSP or any of its subsidiaries or joint ventures is not in material compliance with applicable Environmental Laws, except where the failure to be so in material compliance would not, in the aggregate, have a NSP Material Adverse Effect.

     (b) Environmental Permits. NSP and each of its subsidiaries or joint ventures has obtained or has applied for all material environmental, health and safety permits and authorizations (collectively, "Environmental Permits") necessary for the construction of their facilities and the conduct of their operations, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and NSP and its subsidiaries or joint ventures are in material compliance with all terms and conditions of all such Environmental Permits and are not required to make any material expenditures in connection with any renewal application pending agency approval, except where the failure to obtain or be in such compliance and the requirement to make such expenditures would not have, in the aggregate, a NSP Material Adverse Effect.

     (c) Environmental Claims. There is no Environmental Claim (as hereinafter defined in Section 4.11(g)) pending, or to the knowledge of NSP, threatened (i) against NSP or any of its subsidiaries or joint ventures, (ii) against any person or entity whose liability for any Environmental Claim NSP or any of its subsidiaries or joint ventures has or may have retained or assumed either contractually or by operation of law or (iii) against any real or personal property or operations that NSP or any of its subsidiaries or joint ventures owns, leases or manages, in whole or in part, that, if adversely determined, would have, in the aggregate, a NSP Material Adverse Effect.

     (d) Releases. There has been no Release (as hereinafter defined in Section 4.11(g)) of any Hazardous Material (as hereinafter defined in Section 4.11(g)) that would be reasonably likely to form the basis of any Environmental Claim against NSP or any subsidiary or joint venture of NSP, or against any person or entity whose liability for any Environmental Claim NSP or any subsidiary or joint venture of NSP has or may have retained or assumed either contractually or by operation of law, except for Releases of Hazardous Materials the liability for which would not have, in the aggregate, a NSP Material Adverse Effect.

     (e) Predecessors. With respect to any predecessor of NSP or any subsidiary or joint venture of NSP, there are no Environmental Claims pending or, to the knowledge of NSP, threatened, or any Releases of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claims that would have, or that are reasonably likely to have, in the aggregate, a NSP Material Adverse Effect.

     (f) Disclosure. NSP has disclosed to NCE all material facts that NSP reasonably believes form the basis of a NSP Material Adverse Effect arising from
(i) the cost of pollution control equipment currently required or known to be required in the future, (ii) current investigatory, removal, remediation or response costs or investigatory, removal, remediation or response costs known to be required in the future, in each case, both on-site and off-site and (iii) any other environmental matter affecting NSP or its subsidiaries or joint ventures that would have, or that are reasonably likely to have, in the aggregate, a NSP Material Adverse Effect.

     (g) Definitions. As used in this Agreement:

          (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any person or entity (including, without limitation, any Governmental Authority) alleging potential liability (including, without limitation, potential liability for enforcement costs, investigatory costs, cleanup costs, response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by NSP or any of its subsidiaries or joint ventures (for purposes of this Section 4.11 only), or by NCE or any of its subsidiaries or joint ventures (for purposes of Section 5.11 only),
     (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

          (ii) "Environmental Laws" means all federal, state and local laws, rules and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous

     Materials   or   otherwise   relating  to  the   manufacture,   processing,
     distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

          (iii) "Hazardous Materials" means (A) any petroleum or petroleum products or petroleum wastes (including crude oil or any fraction thereof), radioactive materials, friable asbestos or friable asbestos-containing material, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", or words of similar import, under any Environmental Law and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which NSP or any of its subsidiaries or joint ventures operates or where any of such materials have treated, stored or disposed (for purposes of this Section
     4.11 only) or in which NCE or any of its subsidiaries or joint ventures operates or where any of such materials have treated, stored or disposed (for purposes of Section 5.11 only).

          (iv) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property (indoors or outdoors).

     Section 4.12 Regulation as a Utility. NSP is regulated as a public utility in the States of Minnesota, North Dakota, South Dakota and Arizona and in no other state. Northern States Power Company, a Wisconsin corporation ("NSP-W"), is regulated as a public utility in the States of Wisconsin and Michigan and in no other state. Neither NSP nor any subsidiary company or affiliate of NSP is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States, by the United States or any agency or instrumentality of the United States or by any foreign country. As used in this Section 4.12 and in Section 5.12, the terms "subsidiary company" and "affiliate" shall have the respective meanings ascribed to them in the 1935 Act. NSP is a holding company exempt from all provisions of the 1935 Act except
Section 9(a)(2) pursuant to Section 3(a)(2) of the 1935 Act.

     Section 4.13 Vote Required. The approval of the Merger and the approval and adoption of this Agreement and the Plan of Merger (i) by a majority of all votes entitled to be cast by the holders of NSP Common Stock and NSP Preferred Stock, voting together as a single class, and (ii) by a majority of all votes entitled to be cast by the holders of NSP Common Stock, voting as a separate class, at a duly called meeting of such shareholders at which a quorum is present is the only vote of the holders of any class or series of the capital stock of NSP required to approve this Agreement and the Plan of Merger, the Merger and the other transactions contemplated hereby.

     Section 4.14 Accounting Matters. Neither NSP nor, to NSP's knowledge, any affiliate (as defined in Section 7.8) of NSP has taken or agreed to take any action that would prevent NSP from accounting for the business combination to be effected by the Merger as a pooling-of-interests in accordance with GAAP and applicable SEC regulations.

     Section 4.15 Opinion of Financial Advisor. NSP has received the opinion of The Blackstone Group, LP dated the date hereof, to the effect that, as of the date hereof, the Conversion Ratio is fair to the holders of NSP Common Stock from a financial point of view.

     Section 4.16 Insurance. NSP and each of its subsidiaries and, to the knowledge of NSP, each of its joint ventures is, and has been continuously since January 1, 1996, insured in such amounts and against such risks and losses as are customary for companies conducting the respective businesses conducted by NSP and its subsidiaries and joint ventures during such time period. Neither NSP nor any of its subsidiaries, nor, to the knowledge of NSP, any of NSP's joint ventures has received any written notice of cancellation or termination with respect to any material insurance policy. All material insurance policies of NSP and its subsidiaries and, to the knowledge of NSP, its joint ventures are valid and enforceable policies in all material respects.

     Section 4.17 Ownership of NCE Common Stock. NSP does not "beneficially own" (as such term is defined in Rule 13d-3 under the Exchange Act) any shares of NCE Common Stock.

     Section 4.18 Year 2000. NSP has implemented a program which will result in the computer hardware and software operated by NSP and its subsidiaries or which is used in the conduct of its business being capable, prior to December 31, 1999, of providing, except where the failure to so provide would not, in the aggregate, have a NSP Material Adverse Effect, uninterrupted millennium functionality to record, store, process and present calendar dates on or after January 1, 2000 in substantially the same manner and with the same functionality as such hardware and software records, stores, processes and presents calendar dates falling on or before December 31, 1999. NSP reasonably believes as of the date hereof that the remaining costs of fully implementing such program will not exceed the amounts reflected in the Definitive Proxy Statement filed by NSP for its 1999 Annual Meeting of Shareholders.

     Section 4.19 Anti-Takeover Provisions. None of the control share acquisition provisions of Section 302A.671 of the MBCA, the business combination provisions of Section 302A.673 and 302A.675 of the MBCA or any similar provisions of the MBCA or the articles of incorporation or bylaws of NSP are applicable to the transactions contemplated by this Agreement.

     Section 4.20 Nuclear Operations. Except as disclosed in the NSP SEC Reports filed prior to the date hereof, the operations of NSP's and its subsidiaries' and joint ventures', nuclear generating stations are and have at all times been conducted in material compliance with applicable health, safety, regulatory and other legal requirements. NSP's and its subsidiaries' and joint ventures' nuclear generating stations maintain emergency plans designed to respond to an unplanned release therefrom of radioactive materials into the environment and liability insurance to the extent required by law, and such further insurance (other than liability insurance) as is consistent with NSP's view of the risks inherent in the operation of a nuclear power facility. NSP's and its subsidiaries' and joint ventures' plans for the decommissioning of each of its nuclear generating stations and for the short-term storage of spent nuclear fuel conform with applicable regulatory or other legal requirements, and such plans have at all times been funded to the extent required by law, which is consistent with NSP's reasonable budget projections for such plans. Neither NSP nor any of its subsidiaries or joint ventures has incurred any liability as a result of operating nuclear power facilities for third parties which liability, in the aggregate, would have a NSP Material Adverse Effect.

     Section 4.21 NRC Actions. Except as disclosed in the NSP SEC Reports filed prior to the date hereof, neither NSP nor any of its subsidiaries or joint ventures has been given notice of or been charged with actual or potential violation of, or is the subject of any ongoing proceeding, inquiry, special inspection, diagnostic evaluation or other NRC action (including rulemakings of general application that may effect the conduct of NSP' business regarding NSP's nuclear power facilities) of which NSP or any of its subsidiaries or joint ventures has received notice under the Atomic Energy Act, any applicable regulations thereunder or the terms and conditions of any license granted to NSP or any of its subsidiaries or joint ventures regarding NSP's or any of its subsidiaries' or joint ventures' nuclear power facilities operated by NSP or any of its subsidiaries or joint ventures that would have, or is reasonably likely to have, a NSP Material Adverse Effect.

                                    ARTICLE V

                      REPRESENTATIONS AND WARRANTIES OF NCE

     Except as set forth in the corresponding sections or subsections of the Disclosure Schedule, dated as of the date hereof, delivered by NCE to NSP prior to the execution of this Agreement (the "NCE Disclosure Schedule"), NCE represents and warrants to NSP as follows:

     Section  5.1   Organization  and   Qualification.   NCE  and  each  of  its
subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of existence, has all requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary other than in such jurisdictions where the failure to be so qualified and in good standing would not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), prospects or results of operations of NCE and its subsidiaries taken as a whole (any such material adverse effect being hereinafter referred to as a "NCE Material Adverse Effect"). True, accurate and complete copies of the certificate of incorporation and bylaws of NCE, as in effect on the date hereof, have been delivered to NSP.

     Section 5.2 Subsidiaries. Section 5.2 of the NCE Disclosure Schedule contains a description as of the date hereof of all subsidiaries and joint ventures of NCE, including the name of each such entity, the state or jurisdiction of its incorporation, a brief description of the principal line or lines of business conducted by each such entity that is a Significant Subsidiary and NCE's interest therein. None of such entities is a "public utility company", a "holding company", a "subsidiary company" or an "affiliate" of any public utility company within the meaning of the 1935 Act. All the issued and outstanding shares of capital stock of, or other equity interests in, each NCE subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and are owned directly or indirectly by NCE free and clear of any Liens. There are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment.

     Section 5.3 Capitalization. The authorized capital stock of NCE consists of 260,000,000 shares of NCE Common Stock and 20,000,000 shares of preferred stock. As of the close of business on March 22, 1999, 114,924,982 shares of NCE Common Stock and no shares of preferred stock were issued and outstanding. All of the issued and outstanding shares of the capital stock of NCE are validly issued, fully paid, and nonassessable and free of preemptive rights. As of the date hereof, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating NCE or any of its subsidiaries or joint ventures to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock or other voting securities of NCE or obligating NCE or any of its subsidiaries or joint ventures to grant, extend or enter into any such agreement or commitment.

     Section 5.4 Authority; Non-Contravention; Statutory Approvals; Compliance.

     (a) Authority. NCE has all requisite power and authority to enter into this Agreement and the Plan of Merger and, subject to the NCE Shareholders' Approval (as defined in Section 5.13) and the NCE Required Statutory Approvals (as defined in Section 5.4(c), to consummate the transactions contemplated hereby and thereby. The Board of Directors of NCE has (i) determined that the Merger is fair to and in the best interest of NCE and its shareholders, (ii) approved and adopted this Agreement and the Plan of Merger, and (iii) resolved to recommend to the holders of NCE Common Stock that they vote in favor of approving the Merger and approving and adopting this Agreement and the Plan of Merger (the "NCE Shareholders' Approval"). The execution and delivery of this Agreement and the Plan of Merger and the consummation by NCE of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of NCE, subject to obtaining the NCE Shareholders' Approval. This Agreement has been and the Plan of Merger will be duly and validly executed and delivered by NCE and, assuming the due authorization, execution and delivery hereof and thereof by NSP, this Agreement constitutes, and the Plan of Merger will constitute, the legal, valid and binding obligation of NCE enforceable against NCE in accordance with the terms hereof and thereof.

     (b) Non-Contravention. The execution and delivery of this Agreement by NCE do not, and the execution and delivery by NCE of the Plan of Merger will not, and the consummation of the transactions contemplated hereby and thereby will not result in any Violation by NCE or any of its subsidiaries or any of its joint ventures under any provisions of (i) subject to obtaining the NCE Shareholders' Approval, the certificate of incorporation, bylaws or similar governing documents of NCE or any of its subsidiaries or joint ventures, (ii) subject to obtaining the NCE Required Statutory Approvals and the receipt of the NCE Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to NCE or any of its material subsidiaries or joint ventures or any of their respective properties or assets, or (iii) subject to obtaining the third-party consents or other approvals disclosed in Section 5.4(b) of the NCE Disclosure Schedule (the "NCE Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which NCE or any of its subsidiaries or joint ventures is now a party or by which any of them or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations as would not have, in the aggregate, a NCE Material Adverse Effect.

     (c) Statutory Approvals. No declaration, filing or registration with, or notice to or authorization, consent, finding by or approval of, any Governmental Authority, is necessary for the execution and delivery of this Agreement or the Plan of Merger by NCE or the consummation by NCE of the transactions contemplated hereby or thereby, which if not obtained, made or given, would have, in the aggregate, a NCE Material Adverse Effect (the "NCE Required Statutory Approvals"), it being understood that references in this Agreement to "obtaining" such NCE Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notice; obtaining such consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

     (d) Compliance. Except as specifically disclosed in the NCE SEC Reports (as defined in Section 5.5) filed prior to the date hereof, neither NCE nor any of its subsidiaries or joint ventures is in violation of or under investigation with respect to, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any Environmental Laws), of any Governmental Authority, except for violations that would not, in the aggregate, have and are not reasonably likely to have a NCE Material Adverse Effect. NCE and its subsidiaries and joint ventures have all Permits, except those Permits the failure to obtain which would not have, in the aggregate, a NCE Material Adverse Effect.

     Section 5.5 Reports and Financial Statements. The filings required to be made by NCE and its subsidiaries since January 1, 1996 under the Securities Act, the Exchange Act, the Power Act, the Natural Gas Act, if any, the Gas Policy Act, if any, and applicable state laws and regulations have been filed with the SEC, the FERC, or the applicable state authorities with jurisdiction over public utilities, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. NCE has made available to NSP a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by NCE with the SEC since January 1, 1996 and through the date hereof (as such documents have since the time of their filing been amended, the "NCE SEC Reports"). The NCE SEC Reports, including without limitation any financial statements or schedules included therein, at the time filed, and any forms, reports or other documents filed by NCE with the SEC after the date hereof, did not and will not, in each case as of their respective dates, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of NCE included in the NCE SEC Reports (collectively, the "NCE Financial Statements") have been prepared, and will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto or with respect to unaudited statements, as permitted by Form 10-Q under the Exchange Act) and fairly present in all material respects the consolidated financial position of NCE as of the respective dates thereof or the consolidated results of operations and cash flows for the respective periods then ended, as the case may be, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments.

     Section 5.6 Absence of Certain Changes or Events. Except as specifically disclosed in the NCE SEC Reports filed prior to the date hereof, from December 31, 1998 through the date hereof, NCE and each of its subsidiaries and joint ventures have conducted their respective businesses only in the ordinary course of business consistent with past practice and no event has occurred which has had, and no fact or condition exists that would have or is reasonably likely to have a NCE Material Adverse Effect.

     Section 5.7 Litigation. Except as specifically disclosed in the NCE SEC Reports filed prior to the date hereof, (a) there are no claims, suits, actions or proceedings pending or, to the knowledge of NCE, threatened, nor are there any investigations or reviews pending or, to the knowledge of NCE, threatened against or affecting NCE or any of its subsidiaries or joint ventures (b) there have not been any developments since December 31, 1998 with respect to any such disclosed claims, suits, actions, proceedings, investigations or reviews, and
(c) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to NCE or any of its subsidiaries or joint ventures that, in the aggregate, would have or are reasonably likely to have, a NCE Material Adverse Effect.

     Section 5.8 Registration Statement and Proxy Statement. None of the information supplied or to be supplied by or on behalf of NCE for inclusion or incorporation by reference in (a) the Registration Statement will at the time the Registration Statement becomes effective under the Securities Act, and, as the same may be amended, at the effective time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (b) the Joint Proxy Statement/Prospectus will, at the date such Joint Proxy Statement/Prospectus is mailed to the shareholders of NCE and NSP, and, as the same may be amended or supplemented, at the times of the meetings of such shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement and the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

     Section 5.9 Tax Matters. Except in the case of the representations or warranties contained in subsections (a), (b), (c), (d), (e), (f), (g), (i), (j), or (k), where the failure thereof to be true and correct would not, in the aggregate, have a NCE Material Adverse Effect:

     (a) All Tax Returns in respect of Taxes required to be filed with respect to NCE and each of its subsidiaries (including the consolidated federal income Tax Return of NCE and any state Tax Return that includes NCE or any of its subsidiaries on a consolidated or combined basis) have been timely filed.

     (b) All Taxes required to be shown on such Tax Returns or otherwise due have been timely paid.

     (c) All such Tax Returns are true, correct and complete in all respects.

     (d) No adjustment relating to such Tax Returns (or that could result in liability of NCE or any of its subsidiaries on the basis of joint and/or several liability) has been proposed in writing by any Tax authority.

     (e) There are no pending or threatened in writing actions or proceedings for the assessment or collection of Taxes against NCE or any of its subsidiaries (or that could result in a liability of NCE or any of its subsidiaries on the basis of joint and/or several liability) or against any corporation that was included in the filing of a return with NCE on a consolidated or combined basis.

     (f) There are no Tax liens on any assets of NCE or any of its subsidiaries.

     (g) NCE and each of its subsidiaries has been and continues to be a member of the affiliated group (within the meaning of Section 1504(a)(1) of the Code) for which NCE files a consolidated return as the common parent.

     (h) No foreign person owns or has owned beneficially more than five percent (5%) of the total fair market value of NCE Common Stock during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and, at all times during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, NCE Common Stock has been regularly traded in an established securities market within the meaning of Treas. Reg. Section 1.897-1(m).

     (i) There are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which NCE or any of its subsidiaries may be subject.

     (j) Neither NCE nor any of its subsidiaries has any (i) income reportable for a period ending after the Closing Date but attributable to a transaction (e.g., an installment sale) occurring in or a change in accounting method made from a period ending on or prior to the Closing Date which resulted in a deferred reporting of income from such transaction or from such change in accounting method (other than a deferred intercompany transaction), or (ii) deferred gain or loss arising out of any deferred intercompany transaction.

     (k) No power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect NCE or any of its subsidiaries.

     (l) NCE has no knowledge of any fact, nor has NCE taken any action that would, or would be reasonably likely to, adversely affect the qualification of the Merger as a reorganization described in Section 368(a) of the Code.

     (m) For purposes of Code Section 357(c), the sum of the amount of liabilities of NCE plus the amount of liabilities to which the property of NCE is subject, does not exceed the total of the adjusted basis of the property of NCE.

     Section 5.10 Employee Matters; ERISA.

     (a) Each "employee benefit plan" (as defined in Section 3(3) of ERISA, each other bonus, deferred compensation, stock option, severance, change in control or other written plan or policy relating to compensation, fringe benefits or perquisites for current or former directors or employees of NCE or any of its subsidiaries that is maintained or contributed to by NCE or any of its subsidiaries, each employment, severance, change-in-control or similar agreement that exists between NCE or any of its subsidiaries and any officer of NCE or any of its subsidiaries that provides for base pay in excess of $150,000 per year, and each other employment, severance, change in control or similar arrangement that exists between NCE or any of its subsidiaries and any employee of NCE or any of its subsidiaries that provides severance, change in control or other similar payments or benefits which exceed three times the employee's annual compensation (collectively, the "NCE Employee Benefit Plans"), and each current or former employee or director eligible to participate in the NCE 1999 Senior Executive Severance Policy is listed in Section 5.10(a) of the NCE Disclosure Schedule. Except where the failure to be in material compliance or to be so operated would not, in the aggregate, have a NCE Material

Adverse Effect, each NCE Employee Benefit Plan and each employee benefit plan and each bonus, deferred compensation, stock option, severance, change in control or other written plan, agreement or policy relating to compensation, fringe benefits or perquisites for current or former directors or employees of any of NCE's joint ventures (collectively, the "NCE Joint Venture Plans"), is in substantial compliance with applicable law, including, without limitation, ERISA and the Code, and has been administered and operated in all material respects in accordance with its terms. Each NCE Employee Benefit Plan and each NCE Joint Venture Plan which is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS and, to the knowledge of NCE, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination.

     (b) NCE has provided complete and correct copies of all plan documents of the NCE Employee Benefit Plans listed in Section 4.10(a) of the NCE Disclosure Schedule, including but not limited to, plan amendments, trust agreements, insurance contracts or other documents establishing funding arrangements, service provider contracts, investment management and investment advisory agreements, all advance determination letters from the IRS, summary modifications thereto, the last five years' Form 5500s and the most recent actuarial and financial statements.

     (c) No NCE Employee Benefit Plan is or ever has been subject to Title IV of ERISA or the funding requirements of Section 412 of the Code. Neither NCE, its subsidiaries, nor any other entity under common control with NCE or any of its subsidiaries (as determined under Code Sections 414(b) and (c)) (the "NCE Control Group") has any liability under Title IV of ERISA or Section 412 of the Code with respect to any employee benefit plan other than a NCE Employee Benefit Plan, which liability has not been satisfied in full. No NCE Employee Benefit Plan or NCE Joint Venture Plan subject to Title IV of ERISA has been terminated or is, to the knowledge of NCE, currently the subject of termination proceedings pursuant to Title IV of ERISA.

     (d) No event which constitutes a "reportable event" (as defined in Section 4043(b) of ERISA) for which the 30-day notice requirement has not been waived by the PBGC has occurred with respect to any NCE Employee Benefit Plan or NCE Joint Venture Plan, except for reportable events which would not, individually or in the aggregate, have a NCE Material Adverse Effect.

     (e) Except where the failure to pay any such amounts would not have a NCE Material Adverse Effect, full payment has been made of all amounts which NCE or any of its subsidiaries or joint ventures was required under the terms of NCE Employee Benefit Plans and NCE Joint Venture Plans to have paid as contributions to such plans on or prior to the Closing Date (excluding any amounts not yet due) and no NCE Employee Benefit Plan or NCE Joint Venture Plan which is subject to Part III of Subtitle B of Title I of ERISA has incurred any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived.

     (f) No liability, claim, action or litigation has been incurred, made, commenced or, to the knowledge of NCE, threatened by or against NCE or any of its subsidiaries or joint ventures with respect to any NCE Employee Benefit Plans or NCE Joint Venture Plans including, without limitation, liability incurred under Title IV of ERISA (other than for benefits payable in the ordinary course and PBGC insurance premiums) or Section 412(f) or (n) of the Code by any entity required to be aggregated with NCE or any of its subsidiaries or joint ventures pursuant to Section 4001(b) of ERISA and/or Section 414(b) or
(c) of the Code (and the regulations promulgated thereunder) with respect to any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), except for the liabilities, claims, actions or litigation which, individually or in the aggregate, would not have a NCE Material Adverse Effect.

     (g) Neither NCE nor any of its subsidiaries or joint ventures nor, to the knowledge of NCE, any other "disqualified person" or "party in interest" (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA) has engaged in any transaction in connection with any NCE Employee Benefit Plan or NCE Joint Venture Plan that could reasonably be expected to result in the imposition of a material penalty pursuant to Section 502(i) of ERISA, material damages pursuant to Section 409 of ERISA or a material tax pursuant to Section 4975(a) of the Code. No NCE Employee Benefit Plan or NCE Joint Venture Plan or related trust owns any securities in violation of Section 407 of ERISA except as would not have a NCE Material Adverse Effect.

     (h) With respect to each NCE Employee Benefit Plan and each NCE Joint Venture Plan which is subject to Title IV of ERISA, as of the most recent actuarial valuation report prepared for each such plan and based upon assumptions set forth therein, the aggregate present value of the accrued liabilities thereof did not exceed the aggregate fair market value of the assets allocable thereto.

     (i) Each NCE Employee Benefit Plan and each NCE Joint Venture Plan which is a Multiemployer Plan or a Multiple Employer Plan to which NCE or any of its subsidiaries or joint ventures is obligated to contribute is identified as such in Section 4.10(i) of the NCE Disclosure Schedule. All contributions required to have been made by NCE or any of its subsidiaries or joint ventures to any Multiemployer Plan have been made on a timely basis. No member of the NCE Controlled Group has incurred any withdrawal liability that has not been satisfied in full or at any time during the last six years has withdrawn from any Multiemployer Plan or Multiple Employer Plan. With respect to each NCE Employee Benefit Plan and each NCE Joint Venture Plan that is a Multiemployer
Plan: (i) if NCE or any of its subsidiaries or joint ventures or any of their respective ERISA Affiliates, as applicable, were to experience a withdrawal or partial withdrawal from such plan, no withdrawal liability would be incurred except as would not have a NCE Material Adverse Effect; and (ii) neither NCE nor any of its subsidiaries or joint ventures has received any notification, or has any reason to believe, that any such plan is in reorganization, has been terminated, is insolvent, or may reasonably be expected to be in reorganization, to be insolvent, or to be terminated.

     (j) Neither NCE nor any of its subsidiaries has maintained any plan (other than a plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code) which provides welfare benefits with respect to current or former employees, current or former officers, or current or former directors, following their termination of service with NCE or any of its subsidiaries (other than as required by Section 601 of ERISA or other applicable law). Each NCE Employee Benefit Plan or NCE Joint Venture Plan subject to the requirements of Section 601 of ERISA has been operated in substantial compliance therewith, except as would not have a NCE Material Adverse Effect. Neither NCE nor any of its subsidiaries or joint ventures has contributed to a nonconforming group health plan (as defined in Code Section 5000(c)) and no member of the NCE Control Group has incurred a tax under Code Section 5000(a) that is or could be a liability of NCE or any of its subsidiaries, except as would not have a NCE Material Adverse Effect.

     (k) No individual shall accrue or receive additional benefits, service or accelerated vesting or rights to payment as a direct result of the transactions contemplated by this Agreement and no payment or benefit accrued under any NCE Employee Benefit Plan or NCE Joint Venture Plan or other agreement or arrangement of NCE or any of its subsidiaries or joint ventures will be nondeductible under Code Sections 162(m) or 280G.

     (l) To the knowledge of NCE, as of the date hereof, there is no current labor union representation question involving employees of NCE or any of its subsidiaries or joint ventures, nor does NCE or any of its subsidiaries or joint ventures know of any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees. Further, (i) neither NCE nor any of its subsidiaries or joint ventures is a party to any collective bargaining agreement or other labor agreement with any union or labor organization; (ii) there is no unfair labor practice charge or grievance arising out of a collective bargaining agreement or other grievance procedure against NCE or any of its subsidiaries or joint ventures pending, or to the knowledge of NCE, threatened, that has had, or reasonably may be expected by NCE to have, a NCE Material Adverse Effect; (iii) there is no complaint, lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship against NCE or any of its subsidiaries or joint ventures pending, or to the knowledge of NCE, threatened, that has, or reasonably may be expected by NCE to have, a NCE Material Adverse Effect; (iv) there is no strike, dispute, slowdown, work stoppage or lockout pending, or to the knowledge of NCE, threatened, against or involving NCE or any of its subsidiaries or joint ventures that has or, insofar as reasonably can be foreseen, could have, a NCE Material Adverse Effect; (v) NCE and each of its subsidiaries and joint ventures are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, except for non-compliance that, in the aggregate, does not, and insofar as reasonably can be foreseen, will not, have a NCE Material Adverse Effect; and (vi) there is no proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of NCE, threatened in respect to which any director, officer, employee or agent of NCE or any of its subsidiaries or joint ventures is or may be entitled to claim indemnification from NCE or any of its subsidiaries or joint ventures pursuant to their respective articles of incorporation or bylaws or as provided in the indemnification agreements listed on Section 4.10(l) of the NCE Disclosure Schedule.

     Section 5.11 Environmental Protection. Except as specifically disclosed in the NCE SEC Reports filed prior to the date hereof:

     (a) Compliance. NCE and each of its subsidiaries and joint ventures is in material compliance with all applicable Environmental Laws, except where the failure to be so in material compliance would not in the aggregate have a NCE Material Adverse Effect. Neither NCE nor any of its subsidiaries or joint ventures has received any written notice from any person or Governmental Authority that alleges that NCE or any of its subsidiaries or joint ventures is not in material compliance with applicable Environmental Laws, except where the failure to be so in material compliance would not have, in the aggregate, a NCE Material Adverse Effect.

     (b) Environmental Permits. NCE and each of its subsidiaries and joint ventures has obtained or has applied for all material Environmental Permits necessary for the construction of their facilities and the conduct of their operations, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and NCE and its subsidiaries or joint ventures are in material compliance with all terms and conditions of all such Environmental Permits and are not required to make any material expenditures in connection with any renewal application pending agency approval, except where the failure to obtain or be in such compliance and the requirement to make such expenditures would not have, in the aggregate, a NCE Material Adverse Effect.

     (c) Environmental Claims. There is no Environmental Claim pending, or to the knowledge of NCE, threatened (i) against NCE or any of its subsidiaries or joint ventures, (ii) against any person or entity whose liability for any Environmental Claim NCE or any of its subsidiaries or joint ventures has or may have retained or assumed either contractually or by operation of law or (iii) against any real or personal property or operations that NCE or any of its subsidiaries or joint ventures owns, leases or manages, in whole or in part, that, if adversely determined, would have, in the aggregate, a NCE Material Adverse Effect.

     (d) Releases. There has been no Release of any Hazardous Material that would be reasonably likely to form the basis of any Environmental Claim against NCE or any subsidiary or joint venture of NCE, or against any person or entity whose liability for any Environmental Claim NCE or any subsidiary or joint venture of NCE has or may have retained or assumed either contractually or by operation of law, except for Releases of Hazardous Materials the liability for which would not have, in the aggregate, a NCE Material Adverse Effect.

     (e) Predecessors. With respect to any predecessor of NCE or any subsidiary or joint venture of NCE, there are no Environmental Claims pending or, to the knowledge of NCE, threatened, or any Releases of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claims that would have, or that are reasonably likely to have, in the aggregate, a NCE Material Adverse Effect.

     (f) Disclosure. NCE has disclosed to NSP all material facts that NCE reasonably believes form the basis of a NCE Material Adverse Effect arising from
(i) the cost of pollution control equipment currently required or known to be required in the future, (ii) current investigatory, removal, remediation or response costs or investigatory, removal, remediation or response costs known to be required in the future, in each case, both on-site and offsite and (iii) any other environmental matter affecting NCE or its subsidiaries that would have, or that are reasonably likely to have, in the aggregate, a NCE Material Adverse Effect.

     Section 5.12 Regulation as a Utility. Subsidiaries of NCE are regulated as public utilities in the States of Colorado, Kansas, New Mexico, Oklahoma, Texas and Wyoming and in no other state. Neither NCE nor any subsidiary company or affiliate of NCE is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States, by the United States or any agency or instrumentality of the United States or by any foreign country. NCE is a registered holding company under the 1935 Act.

     Section 5.13 Vote Required. (a) The approval of the Merger and the approval and adoption of this Agreement and the Plan of Merger by a majority of all votes entitled to be cast by the holders of NCE Common Stock at a duly called meeting of such shareholders at which a quorum is present is the only vote of the holders of any class or series of the capital stock of NCE required to approve this Agreement and the Plan of Merger, the Merger and the other transactions contemplated hereby.

     (b) None of the shareholders of NCE are entitled to exercise any appraisal rights in connection with the NCE Shareholders' Approval.

     Section 5.14 Accounting Matters. Neither NCE nor, to NCE's knowledge, any affiliate (as defined in Section 7.8) of NCE, has taken or agreed to take any action that would prevent NSP from accounting for the business combination to be effected by the Merger as a pooling-of-interests in accordance with GAAP and applicable SEC regulations.

     Section 5.15 Opinion of Financial Advisor. NCE has received the opinion of SG Barr Devlin (a division of SG Cowen Securities Corporation), dated the date hereof, to the effect that, as of the date hereof, the Conversion Ratio is fair to the holders of NCE Common Stock from a financial point of view.

     Section 5.16 Insurance. NCE and each of its subsidiaries and, to the knowledge of NCE, each of its joint ventures is, and has been continuously since January 1, 1996, insured in such amounts and against such risks and losses as are customary for companies conducting the respective businesses conducted by NCE and its subsidiaries and joint ventures during such time period. Neither NCE nor any of its subsidiaries, nor, to the knowledge of NCE, any of NCE's joint ventures has received any written notice of cancellation or termination with respect to any material insurance policy. All material insurance policies of NCE and its subsidiaries and, to the knowledge of NCE, its joint ventures are valid and enforceable policies in all material respects.

     Section 5.17 Ownership of NSP Common Stock. NCE does not "beneficially own" (as such term is defined in Rule 13d-3 under the Exchange Act) any shares of NSP Common Stock.

     Section 5.18 Year 2000. NCE has implemented a program which will result in the computer hardware and software operated by NCE and its subsidiaries or which is used in the conduct of its business being capable, prior to December 31, 1999, of providing, except where the failure to so provide would not, in the aggregate, have a NCE Material Adverse Effect, uninterrupted millennium functionality to record, store, process and present calendar dates on or after January 1, 2000 in substantially the same manner and with the same functionality as such hardware and software records, stores, processes and presents calendar dates falling on or before December 31, 1999. NCE reasonably believes as of the date hereof that the remaining costs of fully implementing such program will not exceed the amounts reflected in the Form 8-K, dated February 23, 1999, filed by NCE.

     Section 5.19 Anti-Takeover Provisions. None of the business combination provisions of Section 203 of the DGCL or the certificate of incorporation or bylaws of NCE are applicable to the transactions contemplated by this Agreement.

     Section 5.20 NCE Rights Agreement. NCE has taken such action with respect to all of the outstanding rights to purchase preferred stock (or, in certain circumstances, common stock and/or other securities) of NCE (the "NCE Rights") issued pursuant to the Rights Agreement, dated as of August 1, 1997, between NCE and The Bank of New York, as Rights Agent (the "NCE Rights Agreement"), so that
(a) as a result of the execution, delivery or performance of this Agreement and the consummation of the Merger or any other transaction contemplated hereby (i) so long as this Agreement has not been terminated pursuant to Section 9.1, a Distribution Date (as such term is defined in the NCE Rights Agreement) shall not occur or be deemed to occur and (ii) the NCE Rights shall not separate (to the extent that the NCE Rights Agreement otherwise provides for such separation) or become exercisable, and NSP shall not become an Acquiring Person (as such term is defined in the NCE Rights Agreement) and (b) the NCE Rights shall expire immediately prior to the Effective Time.


                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

     After the date hereof and prior to the Effective Time or earlier termination of this Agreement, each of NSP and NCE agrees as to itself and its subsidiaries, except as expressly contemplated or permitted in this Agreement, or to the extent the other party shall otherwise consent in writing, as follows:

     Section 6.1 Ordinary Course of Business. Each of NSP and NCE shall, and each shall cause its respective subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course consistent with past practice and use all commercially reasonable efforts to preserve intact their present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with them and, subject to prudent management of workforce needs and ongoing or planned programs relating to downsizing, re-engineering and similar matters, use reasonable best efforts to keep available the services of their present officers and employees, to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time.

     Section 6.2 Dividends. Neither NSP nor NCE shall, nor shall either permit any of its subsidiaries to: (a) declare or pay any dividends on or make other distributions in respect of any of their capital stock other than (i) to such party or its wholly-owned subsidiaries, (ii) stated dividends on the preferred stock of any subsidiary of NCE, stated dividends on NSP Preferred Stock and the special cash dividend in connection with the amendments to the Restated Articles of Incorporation of NSP to be considered at NSP's 1999 Annual Meeting of Shareholders (the "NSP Articles Amendments"), (iii) regular quarterly dividends on NSP Common Stock with usual record and payment dates not in excess of an annual rate of $1.50, (iv) regular quarterly dividends on NCE Common Stock with usual record and payment dates not in excess of an annual rate of $2.32 per share and (v) dividends by subsidiaries that are not Significant Subsidiaries;
(b) split, combine or reclassify any of their capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock; or (c) redeem, repurchase or otherwise acquire any shares of their capital stock other than (but in all cases subject to Section 6.12) (i) redemptions, repurchases and other acquisitions of shares of capital stock in the ordinary course of business consistent with past practice including, without limitation, repurchases, redemptions and other acquisitions in connection with the administration of employee benefit and dividend reinvestment plans as in effect on the date hereof in the ordinary course of the operation of such plans, (ii) redemptions, purchases or acquisitions required by the respective terms of any series of NSP Preferred Stock, (iii) repurchases of NSP Preferred Stock necessary in connection with the exercise of dissenters' rights by holders of NSP Preferred Stock in connection with the NSP Articles Amendments, (iv) in connection with refunding of NSP Preferred Stock at a lower cost of funds as permitted pursuant to Section 6.7, (v) intercompany acquisitions of capital stock, and (vi) the redemption, if required, of the NCE Rights pursuant to the NCE Rights Agreement. The last record date of each of NCE and NSP on or prior to the Effective Time which relates to a regular quarterly dividend on NCE Common Stock or NSP Common Stock, as the case may be, shall be the same date and shall be prior to the Effective Time.

     Section 6.3 Issuance of Securities. Neither NSP nor NCE shall, nor shall either permit any of its subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, other than (a) the issuance of common stock pursuant to
(i) the existing Dividend Reinvestment and Stock Purchase Plan of NSP, or (ii) the existing NCE Dividend

Reinvestment and Cash Payment Plan, as applicable, in each case consistent in kind and amount with past practice and in the ordinary course of business under such plans substantially in accordance with their present terms, (b) pursuant to the terms of stock options, stock appreciation rights, and other equity-based awards granted pursuant to (i) the NSP Executive Long Term Incentive Award Stock Plan, Stock Equivalent Plan for Non-Employee Directors of NSP and NSP Employer Stock Ownership Plan (the "NSP Equity Plans") or (ii) New Century Energies, Inc. Employees Savings and Stock Ownership Plan for Non-Bargaining Unit Employees, New Century Energies, Inc. Employees Savings and Stock Ownership Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees, New Century Energies, Inc. Employee Investment Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees, PSCo Stock Option Plan, SPS 1989 Stock Option Plan, Outside Directors Compensation Plan, and New Century Energies, Inc. Omnibus Incentive Plan (the "NCE Equity Plans") (such awards, collectively,
"Equity Grants"), in each case that are outstanding as of the date of this Agreement, (c) the issuance of up to 33,000,000 shares of NSP Common Stock for general corporate purposes, including (i) issuances in connection with acquisitions, financing and maintenance of financial flexibility, (ii) issuances as required by the above-named employee stock ownership plans, and (iii) the granting of, and issuance of shares of common stock pursuant to, new Equity Grants under the NSP Equity Plans, and (d) the issuance of up to 21,400,000 shares of NCE Common Stock for general corporate purposes, including (i) issuances in connection with acquisitions, financing and maintenance of financial flexibility, (ii) issuances as required by the above-named employee stock ownership plans, and (iii) the granting of, and issuance of shares of common stock pursuant to, new Equity Grants under the NCE Equity Plans, (e) the issuance by a wholly-owned subsidiary of shares of its capital stock to its parent, and (f) the issuance or sale of treasury stock to satisfy the requirements to use the pooling of interests method of accounting for the transaction.

     Section 6.4 Charter Documents. Except (a) as disclosed in Section 6.4 of the NSP Disclosure Schedule or the NCE Disclosure Schedule and (b) in connection with the NSP Articles Amendment, neither NSP nor NCE shall amend or propose to amend its articles of incorporation or certificate of incorporation or by-laws, except as contemplated herein. Notwithstanding the foregoing, NSP may amend its articles of incorporation to eliminate cumulative voting.

     Section 6.5 Acquisitions. Except as disclosed in Section 6.5 of the NSP Disclosure Schedule or the NCE Disclosure Schedule, neither NSP nor NCE shall, nor shall either permit any of its subsidiaries to, acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets (a) which would, in the case of either NSP and its subsidiaries or NCE and its subsidiaries, require a vote of the shareholders of NSP or NCE, as the case may be, or (b) which would exceed $100 million of equity investment individually or $250 million of equity investment in the aggregate. In the event that an acquisition permitted pursuant to this Section 6.5 is subsequently disposed of in whole or in part prior to the Effective Time, the net proceeds from the disposition shall not be counted against the $250 million of aggregate equity investments permitted pursuant to the preceding clause (b). Notwithstanding the foregoing, neither party shall acquire any additional nuclear generating facilities without the prior written consent of the other party.

     Section 6.6 No Dispositions. Except as disclosed in Section 6.6 of the NSP Disclosure Schedule or the NCE Disclosure Schedule, and other than (a) dispositions not exceeding $100 million individually or $250 million in the aggregate, (b) as may be required by law to consummate the transactions contemplated hereby, (c) in the ordinary course of business consistent with past practices or (d) dispositions of assets as contemplated by the second sentence of Section 6.5, neither NSP nor NCE shall, nor shall either permit any of its subsidiaries to, sell, lease, license, encumber or otherwise dispose of, any of its assets that are material, individually or in the aggregate, to such party and its subsidiaries taken as a whole.

     Section 6.7 Indebtedness. Except as disclosed in Section 6.7 of the NSP Disclosure Schedule or the NCE Disclosure Schedule, neither NSP nor NCE shall, nor shall either permit any of its subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed, including, without limitation, the issuance of debt securities or warrants or rights to acquire debt) other than (a) short-term indebtedness in the ordinary course of business consistent with past practice, (b) long-term indebtedness in connection with the refinancing of existing indebtedness either at its stated maturity or at a lower cost of funds and (c) long-term indebtedness in connection with the refunding of NSP Preferred Stock at a lower cost of funds.

     Section 6.8 Capital Expenditures. Except as disclosed in Section 6.8 of the NSP Disclosure Schedule or the NCE Disclosure Schedule or as required by law, neither NSP nor NCE shall, nor shall either permit any of its subsidiaries to, make any capital expenditures, other than capital expenditures to repair or replace facilities destroyed or damaged due to casualty or accident (whether or not covered by insurance).

     Section 6.9 Compensation, Benefits. Except as disclosed in Section 6.9 of the NSP Disclosure Schedule or in Section 6.9 of the NCE Disclosure Schedule, as the case may be, neither NSP nor NCE shall nor shall it permit any of its subsidiaries to, (a) enter into, adopt or amend (except as may be required by applicable law), or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any employee benefit plan or other contract, agreement, commitment, arrangement, plan or policy maintained by, contributed to or entered into by such party or any of its subsidiaries, or increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any director, officer or other employee of such party or any of its subsidiaries, except (i) pursuant to binding legal commitments existing as of the date hereof, and (ii) normal (including incentive) increases, extensions, expansions, enhancements, amendments or adoptions in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to such party and its subsidiaries taken as a whole or (b) enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar contract, agreement or arrangement with any director or officer, provided, that the foregoing shall not preclude the implementation of incentive pay arrangements in the ordinary course of business consistent with past practice as described in the NCE SEC Reports or the NSP SEC Reports, as applicable, filed by NCE or NSP, as applicable, prior to the date of this Agreement.

     Section 6.10 1935 Act. None of the parties hereto shall, nor shall any such party permit any of its subsidiaries to, except (i) as required or contemplated by this Agreement, or (ii) in the ordinary course of business consistent with past practice and which will have no material adverse effect on the ability of the parties to obtain any NSP Required Statutory Approvals or NCE Required Statutory Approvals, engage in any activities or take or fail to take any actions that would cause a change in its status, or that of its subsidiaries, under the 1935 Act other than the application to the SEC under the 1935 Act contemplated by this Agreement for approval, to the extent required, of the transactions contemplated hereby, including, without limitation, the registration of NSP pursuant to the 1935 Act.

     Section 6.11 Accounting. Neither NSP nor NCE shall, nor shall either permit any of its subsidiaries to, make any changes in their accounting methods, except as required by law, rule, regulation or GAAP.

     Section 6.12 Pooling. Neither NSP nor NCE shall, nor shall either permit any of its subsidiaries to, take any actions that would, or would be reasonably likely to, prevent the parties from accounting for the Merger as a pooling of interests in accordance with GAAP and applicable SEC regulations.

     Section 6.13 Tax-Free Status. Neither NSP nor NCE shall, nor shall either permit any of its subsidiaries to, take any actions that would, or would be reasonably likely to, adversely affect the qualification of the Merger as a reorganization described in Section 368(a) of the Code.

     Section 6.14 Discharge of Liabilities. Neither NSP nor NCE shall pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of judgments and settlements and the refinancing of existing indebtedness for borrowed money either at its stated maturity or at a lower cost of funds) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of such party included in such party's reports filed with the SEC, or incurred in the ordinary course of business consistent with past practice or as disclosed in
Section 6.7 of the NSP Disclosure Schedule or the NCE Disclosure Schedule.

     Section 6.15 Cooperation, Notification. Each of NSP and NCE shall: (a) confer on a regular and frequent basis with one or more representatives of the other to discuss the general status of its ongoing operations; (b) promptly notify the other of any significant changes in its business, operations, properties, assets, condition (financial or other), prospects or results of operations; (c) advise the other of any change or event that has had or, insofar as reasonably can be foreseen, is reasonably likely to result in, a NSP Material Adverse Effect or a NCE Material Adverse Effect, as the case may be; and (d) promptly provide the other with copies of all filings made by it or any of its subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

     Section 6.16 Rate Matters. Other than currently pending rate filings, each of NSP and NCE shall cause its subsidiaries to, discuss with the other any changes in its or its subsidiaries' regulated rates or charges (other than fuel and gas rates or charges), standards of service or accounting from those in effect on the date hereof and consult with the other prior to making any filing (or any amendment thereto), or effecting any agreement, commitment, arrangement or consent, whether written or oral, formal or informal, with respect thereto, and neither NSP nor NCE shall make any filing to change its rates on file with any state regulatory authority or the FERC that would have a material adverse effect on the benefits associated with the Merger.

     Section  6.17  Third-Party  Consents.   NSP  shall,  and  shall  cause  its
subsidiaries to, use all commercially reasonable efforts to obtain all NSP Required Consents. NSP shall promptly notify NCE of any failure or anticipated failure to obtain any such consents and, if requested by NCE, shall provide copies of all NSP Required Consents obtained by NSP to NCE. NCE shall, and shall cause its subsidiaries to, use all commercially reasonable efforts to obtain all NCE Required Consents. NCE shall promptly notify NSP of any failure or anticipated failure to obtain any such consents and, if requested by NSP, shall provide copies of all NCE Required Consents obtained by NCE to NSP.

     Section 6.18 No Breach, Etc. No party shall, nor shall any party permit any of its subsidiaries to, take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing Date (except with respect to any representation or warranty that is made as of a specified date).

     Section 6.19 Tax-Exempt Status. No party hereto shall, nor shall any party permit any subsidiary to, take any action that would be reasonably likely to jeopardize the qualification of the outstanding revenue bonds issued for the benefit of NSP (or any subsidiary thereof) or for the benefit of NCE (or any subsidiary thereof) that qualify on the date hereof under Section 142(a) of the Code as "exempt facility bonds" or as tax-exempt industrial development bonds under Section 103(b)(4) of the Internal Revenue Code of 1954, as amended prior to the Tax Reform Act of 1986.

     Section 6.20 Insurance. Each of NSP and NCE shall, and shall cause its subsidiaries to, maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in their respective industries (in each case, employing methods of generating electric power and fuel sources similar to those methods employed and fuels used by such party or its subsidiaries).

     Section 6.21 Permits. Each party shall, and shall cause its subsidiaries to, use reasonable efforts to maintain in effect all existing Permits pursuant to which such party or such party's subsidiaries operate.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

     Section 7.1 Access to Information. Upon reasonable notice, each party shall, and shall cause its subsidiaries to, afford to the officers, directors, employees, accountants, counsel, investment banker, financial advisor and other representatives of the other (collectively, "Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, each party shall, and shall cause its subsidiaries to, furnish promptly to the other (a) access to each reasonably available report, schedule and other document filed or received by it or any of its subsidiaries pursuant to the requirements of federal or state securities laws or filed with the SEC, the FERC, the NRC, the Department of Justice, the Federal Trade Commission, any state authority with jurisdiction over public utilities or any other federal or any state regulatory agency or commission, and (b) all information concerning themselves, their subsidiaries, directors, officers and shareholders and such matters as may be reasonably requested by the other party in connection with any filings, applications or approvals required or contemplated by this Agreement. All documents and information furnished pursuant to this Section 7.1 shall be subject to the Confidentiality Agreement, dated September 24, 1998, between the NSP and NCE (the "Confidentiality Agreement"). The party requesting copies of any documents from any other party hereto shall be responsible for all out-of-pocket expenses incurred by the party to whom such request is made in complying with such request, including any cost of reproducing and delivering any required information.

     Section 7.2 Joint Proxy Statement and Registration Statement.

     (a) Preparation and Filing. As promptly as reasonably practicable after the date hereof, the parties will prepare and file with the SEC the Registration Statement and the Joint Proxy Statement/Prospectus (together the "Joint Proxy/Registration Statement"). The parties shall take such actions as may be reasonably required to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing. The parties shall also take such action as may be reasonably required to cause the shares of NSP Common Stock issuable in connection with the Merger to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities laws. Each of the parties shall furnish all information concerning itself that is required or customary for inclusion in the Joint Proxy/Registration Statement. No representation, covenant or agreement contained in this Agreement is made by any party hereto with respect to information supplied by any other party hereto for inclusion in the Joint Proxy/Registration Statement. The Joint Proxy/Registration

Statement shall comply as to form in all material respects with the Securities Act and the rules and regulations thereunder. The parties shall take such action as may be reasonably required to cause the shares of NSP Common Stock to be issued in the Merger to be approved for listing on the NYSE, the Pacific Stock Exchange, the Chicago Stock Exchange and any other stock exchanges agreed to by the parties, each upon official notice of issuance.

     (b) Letter of NSP's Accountants. Following receipt by PricewaterhouseCoopers LLP, NSP's independent accountants, of an appropriate request from NCE pursuant to Statement on Auditing Standards No. 72 ("SAS 72"), NSP shall use its reasonable best efforts to cause to be delivered to NSP and NCE two (2) letters of PricewaterhouseCoopers LLP, one dated a date within two
(2) business days before the effective date of the Registration Statement and one dated the Closing Date, and addressed to NSP and NCE, in form and substance reasonably satisfactory to NSP and NCE and customary in scope and substance for "cold comfort" letters delivered by independent accountants in connection with registration statements and proxy statements similar to the Joint Proxy Statement/Prospectus. NSP shall use its reasonable best efforts to cause to be delivered to NCE a letter from NSP's independent accountants addressed to NSP, dated as of the Closing Date, stating that, as of the date of their report, accounting for the Merger as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations is appropriate if the Merger is consummated as contemplated by this Agreement.

     (c) Letter of NCE's Accountants. Following receipt by Arthur Andersen, LLP, NCE's independent accountants, of an appropriate request from NSP pursuant to SAS 72, NCE shall use its reasonable best efforts to cause to be delivered to NCE and NSP two (2) letters of Arthur Andersen, LLP, one dated a date within two
(2) business days before the effective date of the Registration Statement and one dated the Closing Date, and addressed to NCE and NSP, in form and substance satisfactory to NCE and NSP and customary in scope and substance for "cold comfort" letters delivered by independent accountants in connection with registration statements and proxy statements similar to the Joint Proxy Statement/Prospectus. NCE shall use its reasonable best efforts to cause to be delivered to NSP and NSP's independent accountants a letter from NCE's independent accountants addressed to NCE, dated as of the Closing Date, stating that, as of the date of their report, no conditions exist that would preclude NCE's ability to be a party in a business combination to be accounted for as a pooling of interests.

     Section 7.3 Regulatory Matters.

     (a) HSR Filings. Each party hereto shall file or cause to be filed with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice any notifications required to be filed by their respective "ultimate parent" companies under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations promulgated thereunder with respect to the Merger. Such parties will use all commercially reasonable efforts to make such filings promptly and shall respond promptly to any requests for additional information made by either of such agencies.

     (b) Other Regulatory Approvals. Each party hereto shall cooperate and use its reasonable best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities and all other persons necessary or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, the NSP Required Statutory Approvals and the NCE Required Statutory Approvals. NCE shall have the right to review and approve in advance all characterizations of the information relating to NCE, on the one hand, and NSP shall have the right to review and approve in advance all characterizations of the information relating to NSP, on the other hand, in either case, which appear in any filing made in connection with the transactions contemplated by this Agreement, or the Merger, such approvals not to be unreasonably withheld. NSP and NCE shall each consult with the other with respect to the obtaining of all such necessary or advisable permits, consents, approvals and authorizations of Governmental Authorities and shall keep each other informed of the status thereof.

     Section 7.4 Shareholder Approvals.

     (a) Approval of NCE Shareholders. NCE shall, as promptly as reasonably practicable after the date hereof (i) take all steps reasonably necessary to call, give notice of, convene and hold a special meeting of its shareholders (the "NCE Special Meeting") for the purpose of securing the NCE Shareholders' Approval, (ii) distribute to its shareholders the Joint Proxy Statement/Prospectus in accordance with applicable federal and state law and with its certificate of incorporation and bylaws, (iii) recommend to its shareholders that they give the NCE Shareholders' Approval (provided that nothing contained in this Section 7.4 shall require the Board of Directors of NCE to take any action or refrain from taking any action that such Board determines in good faith, based upon the advice of counsel and such other matters as such Board deems to be relevant, would result in a breach of its fiduciary duties), and (iv) cooperate and consult with NSP with respect to each of the foregoing matters.

     (b) Approval of NSP Shareholders. NSP shall, as promptly as reasonably practicable after the date hereof (i) take all steps reasonably necessary to call, give notice of, convene and hold a special meeting of its shareholders (the "NSP Special Meeting") for the purpose of securing the NSP Shareholders' Approval, (ii) distribute to its shareholders the Joint Proxy Statement/Prospectus in accordance with applicable federal and state law and its articles of incorporation and bylaws, (iii) recommend to its shareholders that they give the NSP Shareholders' Approval (provided that nothing contained in this Section 7.4 shall require the Board of Directors of NSP to take any action or refrain from taking any action that such Board determines in good faith, based upon the advice of counsel and such other matters as such Board deems to be relevant, would result in a breach of its fiduciary duties), and (iv) cooperate and consult with NCE with respect to each of the foregoing matters.

     (c) Meeting Date. The NSP Special Meeting and the NCE Special Meeting shall be held on the same day unless otherwise agreed by NSP and NCE.

     Section 7.5 Directors' and Officers' Indemnification.

     (a) Indemnification. To the extent, if any, not provided by an existing right of indemnification or other agreement or policy, from and after the Effective Time, NSP shall, to the fullest extent not prohibited by applicable law, indemnify, defend and hold harmless the present and former directors, officers and management employees of NCE and NSP and their respective subsidiaries (each an "Indemnified Party" and, collectively, the "Indemnified Parties") against (i) all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages, costs, liabilities, judgments or (subject to the proviso of the next succeeding sentence) amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or management employee of such party or any subsidiary thereof, whether pertaining to any matter existing or occurring at or prior to or after the Effective Time and whether asserted or claimed prior to, at or after the Effective Time and (ii) all liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement, or the transactions contemplated hereby. In the event of any such loss, expense, claim, damage, cost, liability, judgment or settlement (whether or not arising before the Effective Time), (A) NSP shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to NSP, promptly after statements therefor are received, and otherwise advance to the Indemnified Parties upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the laws of the State of Minnesota, (B) NSP shall cooperate in the defense of any such matter and (C) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards under applicable law or as set forth in NSP's certificate of incorporation or bylaws shall be made by independent counsel mutually acceptable to NSP and the Indemnified Party; provided, however, that NSP shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed). The Indemnified Parties as a group may retain only one law firm (other than local counsel) with respect to each related matter except to the extent there is, in the sole opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties, in which case each Indemnified Party with a conflicting position on a significant issue shall be entitled to separate counsel. In the event any Indemnified Party is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, NSP shall reimburse such Indemnified Party for all of its expenses in bringing and pursuing such action. Subject to any limitations under applicable law, each Indemnified Party shall be entitled to the advancement of expenses to the full extent contemplated in this
Section 7.5(a) in connection with any such action.

     (b) Insurance. For a period of six (6) years after the Effective Time, NSP shall cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by NCE and NSP; provided that NSP may substitute therefor policies of at least the same coverage containing terms that are no less advantageous with respect to matters occurring at or prior to the Effective Time to the extent such liability insurance can be maintained annually at a cost to NSP not greater than 200% of the current annual premiums for the policies currently maintained by NCE and NSP for their respective directors' and officers' liability insurance; provided further, that if such insurance cannot be so maintained or obtained at such cost, NSP shall maintain or obtain as much of such insurance as can be so maintained or obtained at a cost equal to 200% of the current annual premiums of NCE and NSP for their respective directors' and officers' liability insurance.

     (c) Successors. In the event NSP or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of NSP shall assume the obligations set forth in this
Section 7.5.

     (d) Survival of Indemnification. To the fullest extent not prohibited by law, from and after the Effective Time, all rights to indemnification now existing in favor of the employees, agents, directors or officers of NSP and NCE and their respective subsidiaries with respect to their activities as such prior to or at the Effective Time, as provided in their respective articles of incorporation or bylaws or indemnification agreements in effect on the date of such activities or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.


     (e) Benefit. The provisions of this Section 7.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

     Section 7.6 Disclosure Schedules.  On or before the date of this Agreement,
(a) NCE has delivered to NSP the NCE Disclosure Schedule accompanied by a certificate signed by the chief financial officer of NCE stating that the NCE Disclosure Schedule is being delivered pursuant to this Section 7.6(a) and (b) NSP has delivered to NCE the NSP Disclosure Schedule accompanied by a certificate signed by the chief financial officer of NSP stating that the NSP Disclosure Schedule is being delivered pursuant to this Section 7.6(b). The NCE Disclosure Schedule and the NSP Disclosure Schedule are collectively referred to herein as the "Disclosure Schedules". The Disclosure Schedules constitute an integral part of this Agreement and modify the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the Disclosure Schedules. Any and all statements, representations, warranties or disclosures set forth in the Disclosure Schedules shall be deemed to have been made on and as of the date of this Agreement.

     Section 7.7 Public Announcements. NSP and NCE shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement, or any of the transactions contemplated hereby and, subject to each party's disclosure obligations imposed by law or any applicable national securities exchange, shall not issue any public announcement or statement relating thereto prior to consultation with the other party.

     Section 7.8 Affiliates. (a) Prior to the Closing Date, NCE shall identify in a letter to NSP all persons who, in the opinion of NCE, may be deemed at the time this Agreement is submitted for the NCE Shareholders' Approval, "affiliates" of NCE, as such term is used in Rule 145 under the Securities Act or for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations. NCE shall deliver such letter to NSP sufficiently in advance of the thirtieth day preceding the Closing Date to allow NSP a reasonable opportunity to review and comment on such letter. NCE shall use its reasonable best efforts to cause each person so identified to deliver to NSP not less than thirty (30) days prior to the Closing Date a written agreement substantially in the form attached as Exhibit C (each, a "NCE Affiliate Agreement").

     (b) Prior to the Closing Date, NSP shall identify in a letter to NCE all persons who, in the opinion of NCE, may be deemed to be "affiliates" of NSP for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations. NSP shall deliver such letter to NCE sufficiently in advance of the thirtieth day preceding the Closing Date to allow NCE a reasonable opportunity to review and comment on such letter. NSP shall use its reasonable best efforts to cause each person so identified to deliver to NCE on or prior to the Closing Date, a written agreement substantially in the form attached as Exhibit D (each, a "NSP Affiliate Agreement").

     (c) NSP shall use its reasonable best efforts to publish no later than 30 days after the end of the first month after the Effective Time in which there are at least 30 days of post-Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of the SEC Accounting Series Release No. 135.

     Section 7.9 Certain Employee Agreements.

     (a) Subject to Section 7.10, NSP and its subsidiaries shall honor, without modification, all contracts, agreements, collective bargaining agreements and commitments of the parties that apply to any current or former employees or current or former directors of the parties; provided, however, that this undertaking is not intended to prevent NSP from enforcing such contracts, agreements, collective bargaining agreements and commitments in accordance with their terms, or from enforcing any right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment.

     (b) For all purposes under the employee benefit plans providing benefits after the Effective Time to any individuals who are employed by NSP or NCE or any of their respective subsidiaries, as the case may be, immediately prior to the Effective Time and who continue in the employment of NSP or any of its subsidiaries after the Effective Time (a"Continuing Employee"), such employee shall be credited in accordance with the terms of the applicable plan with his or her years of service before the Effective Time, to the same extent as such employee was entitled, before the Effective Time, to credit for such service under any similar NSP Employee Benefit Plan or NCE Employee Benefit Plan, as applicable, except to the extent such credit would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing: (i) each Continuing Employee shall be immediately eligible to participate, without any waiting time, in any and all NCE Employee Benefit Plans or NSP Employee Benefit Plans, respectively, or any other employee benefit plans sponsored by NSP and its subsidiaries after the Effective Time (such plans, collectively the "New Plans") to the extent coverage under such plan replaces coverage under a comparable NSP Employee Benefit Plan or NCE Employee Benefit Plan, respectively, in which such employee participates immediately before or at any time following the Effective Time (such plans, collectively, the "Old Plans"); and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Continuing Employee, NSP shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, except to the extent such exclusions and/or requirements were applicable to such employee and/or his or her dependents under the applicable Old Plan and NSP shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

     (c) Subject to applicable collective bargaining agreements, for a period of two (2) years following the Effective Time, any reductions in workforce in respect of employees of NSP and its subsidiaries shall be made on a fair and equitable basis, in light of the circumstances and the objectives to be achieved, and without regard to whether such employees were employed before the Effective Time by NSP or its subsidiaries or NCE or its subsidiaries, and any employees whose employment is terminated or jobs are eliminated by NSP or any of its subsidiaries during such period shall be entitled to participate on a fair and equitable basis in the job opportunity and employment placement programs offered by NSP or any of its subsidiaries. Any workforce reductions carried out following the Effective Time by NSP and its subsidiaries shall comply with all applicable collective bargaining agreements, laws and regulations, including, without limitation, the Worker Adjustment and Retraining Notification Act and regulations promulgated thereunder and any comparable state or local law. However, no provision contained in this Section 7.9 shall be deemed to constitute an employment contract between NSP and any individual, or a waiver of NSP's right to discharge any employee at any time, with or without cause.

     (d) For a period of not less than one year following the Effective Time, the compensation and employee benefits provided to the individuals who are employed by NSP and its subsidiaries immediately before the Effective Time who continue in employment with NSP and its subsidiaries after the Effective Time (the "NSP Continuing Employees") and the individuals who are employed by NCE and its subsidiaries immediately before the Effective Time who

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



continue in employment with NSP and its subsidiaries after the Effective Time (the "NCE Continuing Employees") shall be no less favorable, in the aggregate, than the compensation and employee benefits provided to such individuals immediately before the Effective Time. Without limiting the generality of the foregoing, the NSP Severance Pay Plan shall continue in effect for the NSP Continuing Employees without amendment adverse to any participant therein for at lease one year following the Effective Time.

     Section 7.10 Incentive, Stock and Other Plans. With respect to each of NCE's Equity Plans and the NCE Dividend Reinvestment and Cash Payment Plan (each a "Stock Plan")"

     (a) NSP and NCE shall take such action as may be necessary so that, after the Effective Time, such Stock Plan shall provide for the issuance only of NSP Common Stock with appropriate adjustments to reflect the Conversion Ratio, provided that with respect to each Stock Plan pursuant to which options to purchase NCE Common Stock ("NCE Options") are outstanding immediately prior to the Effective Time, each NCE Option shall entitle the holder to purchase the number of NSP Shares that is equal to the product of (i) the number of NCE Shares subject to such option immediately prior to the Effective Time and (ii) the Conversion Ratio; and the exercise price per NSP Share subject to such option shall be equal to (i) the exercise price per NCE Share immediately prior to the Effective Time divided by (ii) the Conversion Ratio. Notwithstanding the foregoing, the number of shares of NSP Common Stock deliverable upon exercise of a NCE Option at and after the Effective Time as contemplated by the foregoing paragraph shall be rounded, if necessary, to the nearest whole share, and the exercise price with respect thereto shall be rounded, if necessary, to the nearest one one-hundredth of a cent. Other than as provided in the following paragraph and in the prior sentence of this paragraph, as of and after the Effective Time, each NCE Option shall be subject to the same terms and conditions as in effect immediately prior to the Effective Time, but giving effect to the Merger.

     (b) NSP shall (i) take all corporate action necessary or appropriate to obtain shareholder approval with respect to such Stock Plan to the extent such approval is required for purposes of the Code or otherwise required under applicable law, or, to the extent NSP deems it desirable, to enable such Stock Plan to provide appropriate exemptions under Rule 16b-3 promulgated under the Exchange Act, (ii) reserve for issuance under such Stock Plan or otherwise provide a sufficient number of shares of NSP Common Stock for delivery upon payment of benefits, grants of awards or exercise of options under such Stock Plan and (iii) as soon as practicable after the Effective Time, file one or more registration statements under the Securities Act with respect to the shares of NSP Common Stock subject to such Stock Plan to the extent such filing is required under applicable law and use its reasonable best efforts to maintain the effectiveness of such registration statement(s) (and the current status of the prospectuses contained therein or related thereto) so long as such benefits, grants or awards remain payable or such options remain outstanding, as the case may be. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, NSP shall administer the Stock Plans, where applicable, in a manner that complies with Rule 16b-3 under the Exchange Act.


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



     Section  7.11 No  Solicitations.  Subject  to the fourth  sentence  of this
Section 7.11, neither party hereto shall, nor shall each such party permit its subsidiaries or any of its Representatives to, (a) directly or indirectly, initiate, solicit or encourage, or take any action to facilitate the making of any offer or proposal that constitutes or is reasonably likely to lead to any Takeover Proposal (as defined below), or (b) directly or indirectly, engage in negotiations or provide any confidential information or data to any person relating to any Takeover Proposal. Each party shall notify the other orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the person making it) within 24 hours of the receipt thereof and shall give the other five (5) days' advance notice of any agreement to be entered into with or any information to be supplied to any person making such inquiry, offer or proposal. Each party hereto shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any other persons conducted heretofore with respect to any Takeover Proposal. Notwithstanding anything in this Section 7.11 to the contrary, in response to an unsolicited Takeover Proposal for the acquisition, directly or indirectly, of 50% or more of the combined voting power of the shares of NCE Common Stock or NSP Common Stock, as the case may be, or all or substantially all of the assets of such party and its subsidiaries, taken as a whole, and which did not result from a breach of this Section 7.11, unless the NSP Shareholders' Approval and the NCE Shareholders' Approval have both been obtained, NSP or NCE may (i) participate in discussions or negotiations regarding the Takeover Proposal, and (ii) furnish information to, and afford access to the properties, books and records of such party and its subsidiaries to the person making the Takeover Proposal with respect to such party by such person, if but only to the extent that (A) the Board of Directors of such party has reasonably concluded in good faith (after consultation with its financial advisors) that the person or group making the Takeover Proposal will have adequate sources of financing to consummate the Takeover Proposal and that the Takeover Proposal is more favorable to such party's shareholders than the Merger, (B) the Board of Directors of such party shall have determined in good faith, based on advice of outside counsel with respect to such Board's fiduciary duties under applicable law with respect to the proposed Takeover Proposal and such other matters as such Board deems relevant, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to its shareholders, and (C) such party has entered into a confidentiality agreement with the person or group making the Takeover Proposal containing terms and conditions no less favorable to such party than the Confidentiality Agreement, it being understood that nothing herein to the contrary shall restrict the Board of Directors of NSP or the Board of Directors of NCE, as the case may be, from exercising its authority under any such confidentiality agreement as it may deem appropriate. As used in this Section 7.11, "Takeover Proposal" shall mean with respect to NCE or NSP means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of NCE and its subsidiaries, taken as a whole, or NSP and it subsidiaries, taken as a whole, as applicable, or 15% or more of any class of equity securities of NCE or any of its Significant Subsidiaries or NSP or any of its Significant Subsidiaries, as applicable, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving NCE or any of its Significant Subsidiaries or NSP or any of its Significant Subsidiaries, as applicable, other than the transactions contemplated by this Agreement.

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




     Section 7.12 NSP Board of Directors. NSP's Board of Directors will take such action as may be necessary (a) to cause the number of directors comprising the full Board of Directors of NSP at the Effective Time to be an even number of up to 14 persons, half of whom shall be designated by NSP prior to the Effective Time from its then existing Board of Directors (each, a "NSP Designee") and half of whom shall be designated by NCE prior to the Effective Time from its then existing Board of Directors (each a "NCE Designee"); provided, however, that if prior to the date that is three years after the Effective Time, any of the NSP Designees or NCE Designees shall decline or be unable to serve, the remaining NSP Designees or NCE Designees, respectively, shall designate or nominate for any election by the shareholders another person to serve in that person's place and NSP shall use its best efforts to the fullest extent permitted by law to cause the election of such nominated person as a director of NSP by the shareholders of NSP (such nominated person also being referred to as a NSP Designee or NCE Designee, as the case may be); and (b) to cause James J. Howard to remain Chairman of the NSP Board of Directors until the first anniversary of the Closing Date, and thereafter, to cause Wayne H. Brunetti to become Chairman of the NSP Board of Directors. The initial designation of such directors among the three classes of the Directors of NSP shall be accomplished in such a manner so that, to the extent possible, there are an equal number of NSP Designees and NCE Designees in each class. At the Effective Time, the committees of the Board of Directors of NSP shall be as follows: (i) audit, (ii) compensation and nominating, (iii) finance, and (iv) operations and nuclear.

     Section 7.13 NSP Officers. NSP will take such action as may be necessary to cause Wayne H. Brunetti to become the President and Chief Executive Officer of NSP at the Effective Time. If prior to the date that is three years after the Effective Time, Wayne H. Brunetti shall decline or be unable to serve as President and Chief Executive Officer of NSP, the election of a successor Chief Executive Officer shall require the affirmative vote of two-thirds of the post-Effective Time directors of NSP then serving on the NSP Board of Directors.

     Section 7.14 Corporate Offices. Following the Effective Time, NSP shall maintain its corporate headquarters in Minneapolis, Minnesota but shall have significant operating offices in Denver, Colorado and Amarillo, Texas. Any decision to relocate the corporate headquarters of NSP prior to the third anniversary of the Effective Time shall require the affirmative vote of two-thirds of the post-Effective Time directors of NSP then serving on the NSP Board of Directors.

     Section 7.15 Expenses. Subject to Section 7.1 and Section 9.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing the Joint Proxy Statement/Prospectus, as well as the filing fee relating thereto, shall be shared equally by NSP, on the one hand, and NCE, on the other hand.


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



     Section 7.16 Name of NSP. Immediately after the Effective Time, NSP shall file an amendment to its articles of incorporation to change its name to a name mutually agreed upon by NSP and NCE.

     Section  7.17  Transfer  of Assets.  Except as  otherwise  provided in this
Section 7.17, at or prior to the Effective Time, NSP will take such actions as may be necessary in order, (a) to contribute, transfer, assign, convey and deliver to a newly formed wholly-owned subsidiary of NSP ("NSP Utility Sub"), as a capital contribution or in exchange for shares of NSP Utility Sub capital stock, all of NSP's assets other than the stock of its subsidiaries (the "Contributed Assets") and (b) to cause NSP Utility Sub to assume all of NSP's liabilities and obligations in respect of the Contributed Assets as the same shall exist at the Effective Time (collectively, the "NSP Restructuring"). Notwithstanding the foregoing, (i) NSP shall not be obligated to undertake the NSP Restructuring if the NSP Restructuring would cause a NSP Material Adverse Effect, and (ii) if the NSP Restructuring would cause a NSP Material Adverse Effect, the parties shall negotiate the adoption of an alternative to the NSP Restructuring in good faith.

     Section 7.18 Further Assurances.

     (a) Each of NCE and NSP shall, and shall cause its subsidiaries to, execute such further documents and instruments and take such further actions as may reasonably be requested by the other in order to consummate the Merger and other transactions contemplated by this Agreement and to use its reasonable best efforts to take or cause to be taken all actions, and to do or cause to be done all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the other transactions contemplated hereby (subject to the votes of its shareholders described in Sections 4.13 and 5.13, respectively), including fully cooperating with the other in obtaining the NCE Required Statutory Approvals, the NSP Required
Statutory Approvals and all other approvals and authorizations of any Governmental Authorities necessary or advisable to consummate the transactions contemplated hereby.

     (b) NCE and NSP shall be responsible for the taking of any action necessary or advisable to obtain the NCE Required Statutory Approvals and to obtain the NSP Required Statutory Approvals, respectively. NCE and NSP agree to cooperate in obtaining the necessary approvals from the NRC, the FERC and the SEC under the 1935 Act, the Securities Act and the Exchange Act and from the applicable state authorities with jurisdiction over public utilities and under state "blue sky" or securities laws. NCE and NSP shall each provide the other with copies of any filings made with any Governmental Authorities in connection with the foregoing.

                                  ARTICLE VIII

                                   CONDITIONS

     Section 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of NCE and NSP to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing pursuant to Section 9.5:

     (a) Shareholder Approvals. The NCE Shareholders' Approval and the NSP Shareholders' Approval shall have been obtained.

     (b) No Injunction. No temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing consummation of the Merger shall have been issued and continuing in effect, and the Merger and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation.

     (c) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect.

     (d) Listing of Shares. The shares of NSP Common Stock issuable in the Merger pursuant to Article II shall have been approved for listing on the NYSE upon official notice of issuance.

     (e) Pooling. Each of NSP and NCE shall have received the letter of its independent public accountants, dated the Closing Date, in form and substance reasonably satisfactory to NCE and NSP, respectively, to the effect set forth in the last sentence of Section 7.2(b) and the last sentence of Section 7.2(c), respectively.

     (f) Statutory Approvals. The NSP Required Statutory Approvals and the NCE Required Statutory Approvals shall have been obtained at or prior to the Effective Time, such approvals shall have become Final Orders (as hereinafter defined), and no Final Order shall impose terms or conditions that would have, or would be reasonably likely to have, a NSP Material Adverse Effect or a NCE Material Adverse Effect. A "Final Order" means action by the relevant regulatory authority that has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

     Section 8.2 Conditions to Obligation of NCE to Effect the Merger. The obligation of NCE to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by NCE in writing pursuant to Section 9.5:

     (a) Performance of Obligations of NSP. NSP shall have performed in all material respects (and in the case of Section 6.2, in all respects) its agreements and covenants contained in or contemplated by this Agreement required to be performed by it at or prior to the Effective Time.

     (b) Representations and Warranties. The representations and warranties of NSP set forth in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date (except for representations and warranties that expressly speak only as of an earlier date, in which case, such representations and warranties shall be true and correct as of such earlier date), except for such failures of representations and warranties to be true and correct (without giving effect to any materiality qualification or standard contained in any such representations and warranties) which, in the aggregate, would not be reasonably expected to have a NSP Material Adverse Effect.

     (c) Closing Certificates. NCE shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of NSP, dated the Closing Date, to the effect that, to the best of each such officer's knowledge, the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.

     (d) No NSP Material Adverse Effect. No NSP Material Adverse Effect shall have occurred and there shall exist no fact or circumstance that would have, or would be reasonably likely to have, a NSP Material Adverse Effect.

     (e) Tax Opinion. NCE shall have received an opinion of counsel, in form and substance reasonably satisfactory to NCE, dated the Closing Date, which opinion may be based on appropriate representations of NSP and NCE that are in form and substance reasonably satisfactory to such counsel, to the effect that the Merger will be treated as a transaction described in Section 368(a) of the Code and that no gain or loss will be recognized by the stockholders of NCE who are United States persons and who exchange NCE Common Stock solely for NSP Common Stock pursuant to the Merger (except with respect to cash received in lieu of fractional shares).

     (f) NSP Required Consents. The NSP Required Consents, the failure of which to be obtained would have a NSP Material Adverse Effect, shall have been obtained.

     Section 8.3 Conditions to Obligation of NSP to Effect the Merger. The obligation of NSP to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by NSP in writing pursuant to Section 9.5:

     (a) Performance of Obligations of NCE. NCE shall have performed in all material respects (and in the case of Section 6.2, in all respects) its agreements and covenants contained in or contemplated by this Agreement required to be performed by it at or prior to the Effective Time.

     (b) Representations and Warranties. The representations and warranties of NCE set forth in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date (except for representations and warranties that expressly speak only as of an earlier date, in which case, such representations and warranties shall be true and correct as of such earlier date), except for such failures of representations and warranties to be true and correct (without giving effect to any materiality qualification or standard contained in any such representations and warranties) which, in the aggregate, would not be reasonably expected to have a NCE Material Adverse Effect.

     (c) Closing Certificates. NSP shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of NCE, dated the Closing Date, to the effect that, to the best of each such officer's knowledge, the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.

     (d) No NCE Material Adverse Effect. No NCE Material Adverse Effect shall have occurred and there shall exist no fact or circumstance that would have, or would be reasonably likely to have, a NCE Material Adverse Effect.

     (e) Tax Opinion. NSP shall have received an opinion of counsel, in form and substance reasonably satisfactory to NSP, dated the Closing Date, which opinion may be based on appropriate representations of NSP and NCE that are in form and substance reasonably satisfactory to such counsel, to the effect that the Merger will be treated as a transaction described in Section 368(a) of the Code.

     (f) NCE Required Consents. The NCE Required Consents, the failure of which to be obtained would have a NCE Material Adverse Effect, shall have been obtained.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

     Section 9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the shareholders of the respective parties hereto contemplated by this Agreement:

     (a) by mutual written consent of the Boards of Directors of NSP and NCE;

     (b) by NSP or NCE, by written notice to the other, if the Effective Time shall not have occurred on or before March 24, 2000; provided, however, that such date shall automatically be extended to December 24, 2000 if, on March 24, 2000, (i) the condition set forth in Section 8.1(f) has not been satisfied or waived; (ii) the other conditions to the consummation of the transactions contemplated hereby are then capable of being satisfied; and (iii) any approvals required by Section 8.1(f) that have not yet been obtained are being pursued with diligence; provided further, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the termination date;

     (c) by NSP or NCE, by written notice to the other, if (i) the NSP Shareholders' Approval shall not have been obtained at a duly held NSP Special Meeting, including any adjournments thereof, or (ii) the NCE Shareholders' Approval shall not have been obtained at a duly held NCE Special Meeting, including any adjournments thereof;

     (d) by NSP or NCE, by written notice to the other, if (i) any state or federal law, order, rule or regulation is adopted or issued, that has the effect, as supported by the written, reasoned opinion of outside counsel for such party, of prohibiting the Merger or causing a NSP Material Adverse Effect or NCE Material Adverse Effect, or if (ii) any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger or causing a NSP Material Adverse Effect or NCE Material Adverse Effect, and such order, judgment or decree shall have become final and nonappealable;

     (e) prior to the NCE Shareholders' Approval, by NCE, upon two (2) days' prior written notice to NSP, if, as a result of a tender offer by a party other than NSP or any of its affiliates or any written offer or proposal to acquire, directly or indirectly, 50% or more of the combined voting power of the shares of NCE Common Stock or all or substantially all of the assets of NCE and its subsidiaries, taken as a whole (each, a "NCE Business Combination"), the Board of Directors of NCE determines that such tender offer or other written offer or proposal be accepted; provided, however, that (i) (A) the Board of Directors of NCE has reasonably concluded in good faith (after consultation with its financial advisors) that the person or group proposing the NCE Business Combination will have adequate sources of financing to consummate the NCE Business Combination and that the Business Combination is more favorable to NCE's shareholders than the Merger and (B) the Board of Directors of NCE shall have determined in good faith, based on advice of outside counsel with respect to such Board's fiduciary duties under applicable law with respect to the proposed NCE Business Combination and such other matters as the Board of Directors deem to be relevant, that, notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of their applicable fiduciary duties, and notwithstanding all concessions that may be offered by NSP in negotiations entered into pursuant to clause (ii) below, such fiduciary duties would also require the directors to reconsider such commitment as a result of such tender offer or such written offer or proposal and (ii) prior to any such termination, NCE shall, and shall cause its respective financial and legal advisors to, negotiate with NSP to make such adjustments in the terms and conditions of this Agreement as would enable NCE to proceed with the transactions contemplated herein; provided further, that NSP and NCE acknowledge and affirm that, notwithstanding anything in this Section 9.1(e) to the contrary, NSP and NCE intend this Agreement to be an exclusive agreement and, accordingly, nothing in this Agreement is intended to constitute a solicitation of an offer or proposal for a NCE Business Combination, it being acknowledged and agreed that any such offer or proposal would interfere with the strategic advantages and benefits that NSP and NCE expect to derive from the Merger and other transactions contemplated hereby;

     (f) prior to the NSP Shareholders' Approval, by NSP, upon two (2) days' prior written notice to NCE, if, as a result of a tender offer by a party other than NCE or any of its affiliates or any written offer or proposal to acquire, directly or indirectly, 50% or more of the combined voting power of the NSP Common Stock or all or substantially all of the assets of NSP and its subsidiaries, taken as a whole (each a "NSP Business Combination"), the Board of Directors of NSP determines that such tender offer or other written offer or proposal be accepted; provided, however, that (i) (A) the Board of Directors of such party has reasonably concluded in good faith (after consultation with its financial advisors) that the person or group making the proposing the NSP Business Combination will have adequate sources of financing to consummate the NSP Business Combination and that the NSP Business Combination is more favorable to NSP's shareholders than the Merger and (B) the Board of Directors of NSP shall have determined in good faith, based on advice of outside counsel with respect to such Board's fiduciary duties under applicable law with respect to the proposed NSP Business Combination and such other matters as the Board of Directors deem to be relevant, that, notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of their applicable fiduciary duties, and notwithstanding all concessions that may be offered by NCE in negotiations entered into pursuant to clause (ii) below, such fiduciary duties would also require the directors to reconsider such commitment as a result of such tender offer or such written offer or proposal and (ii) prior to any such termination, NSP shall, and shall cause its respective financial and legal advisors to, negotiate with NCE to make such adjustments in the terms and conditions of this Agreement as would enable NSP to proceed with the transactions contemplated herein; provided further, that NSP and NCE acknowledge and affirm that, notwithstanding anything in this
Section 9.1(f) to the contrary, NSP and NCE intend this Agreement to be an exclusive agreement and, accordingly, nothing in this Agreement is intended to constitute a solicitation of an offer or proposal for a NSP Business Combination, it being acknowledged and agreed that any such offer or proposal would interfere with the strategic advantages and benefits that NSP and NCE expect to derive from the Merger and other transactions contemplated hereby;

     (g) by NCE, by written notice to NSP, if (i) there exist breaches of the representations and warranties of NSP made herein as of the date hereof which breaches, individually or in the aggregate, would or would be reasonably likely to result in a NSP Material Adverse Effect, and such breaches shall not have been remedied within twenty (20) days after receipt by NSP of notice in writing from NCE, specifying the nature of such breaches and requesting that they be remedied, (ii) NSP (and/or its appropriate subsidiaries) shall not have performed and complied with its agreements and covenants contained in Section 6.2 (Dividends), and in all material respects with its agreements and covenants contained in Section 6.3 (Issuance of Securities) and
Section 6.7 (Indebtedness) or shall have failed to perform and comply with, in all material respects, its other agreements and covenants hereunder and such failure to perform or comply shall not have been remedied within twenty (20) days after receipt by NSP of a notice in writing from NCE, specifying the nature of such failure and requesting that it be remedied; (iii) the Board of Directors of NSP or any committee thereof (A) shall withdraw or modify in any manner adverse to NCE its approval or recommendation of this Agreement or the Merger,
(B) shall fail to reaffirm such approval or recommendation within fifteen (15) days of NCE's request, (C) shall approve or recommend any Takeover Proposal, in each case, by a party other than NCE or any of its affiliates or (D) shall resolve to take any of the actions specified in clause (A), (B) or (C).

     (h) by NSP, by written notice to NCE, if (i) there exist breaches of the representations and warranties of NCE made herein as of the date hereof which breaches, individually or in the aggregate, would or would be reasonably likely to result in a NCE Material Adverse Effect, and such breaches shall not have been remedied within twenty (20) days after receipt by NSP of notice in writing from NSP, specifying the nature of such breaches and requesting that they be remedied, (ii) NCE (and/or its appropriate subsidiaries) shall not have performed and complied with its agreements and covenants contained in Section
6.2 (Dividends), and in all material respects with its agreements and covenants contained in Section 6.3 (Issuance of Securities) and Section 6.7 (Indebtedness) or shall have failed to perform and comply with, in all material respects, its other agreements and covenants hereunder and such failure to perform or comply shall not have been remedied within twenty (20) days after receipt by NCE of a notice in writing from NSP, specifying the nature of such failure and requesting that it be remedied; or (iii) the Board of Directors of NCE or any committee thereof (A) shall withdraw or modify in any manner adverse to NSP its approval or recommendation of this Agreement or the Merger, (B) shall fail to reaffirm such approval or recommendation within fifteen (15) days of NSP's request, (C) shall approve or recommend any Takeover Proposal, in each case, by a party other than NSP or any of its affiliates or (D) shall resolve to take any of the actions specified in clause (A), (B) or (C).

     (i) by NSP, by written notice to NCE, if, except as contemplated by Section 5.20, NCE (i) redeems the NCE Rights or amends the NCE Rights Agreement so that NCE Rights expire prior to the Effective Time, or (ii) prior to the termination of this Agreement, amends the NCE Rights Agreement in a manner which amends or alters the circumstances under which, or the time at which, any person shall become an "acquiring person" (as defined in the NCE Rights Agreement) or which alters in any material respect the rights of the holders of the NCE Rights on the occurrence of any such event.

     Section 9.2 Effect of Termination. In the event of termination of this Agreement by either NSP or NCE pursuant to Section 9.1, there shall be no liability on the part of either NSP or NCE or their respective officers or directors hereunder, except that Section 7.17, Section 9.3 and Section 10.9 and the agreement contained in the second to the last sentence of Section 7.1 shall survive any such termination.

     Section 9.3 Termination Fee; Expenses.

     (a) Expenses Payable upon Breach. If this Agreement is terminated pursuant to one (but not both) of (1) Section 9.1(g)(i) or (ii) or (2) Section 9.1(h)(i) or (ii), then the breaching party (the "Nonterminating Party") shall promptly (but not later than five (5) business days after receipt of notice of the amount due from the other party) pay to the terminating party an amount equal to all documented out-of-pocket expenses and fees incurred by such terminating party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement) not to exceed $25,000,000 in the aggregate ("Out-of-Pocket Expenses"); provided, however, that, if this Agreement is terminated under the circumstances described above by a party as a result of a willful breach or failure to perform or comply with agreements and covenants by the Nonterminating Party, the terminating party may pursue any remedies available to it at law or in equity and such party's Out-of-Pocket Expenses shall not be limited to $25,000,000.

     (b) Termination Fee Payable upon Acceptance of a Proposal. If NCE terminates this Agreement pursuant to Section 9.1(e), simultaneously with such termination it shall pay to NSP a fee equal to $150,000,000 plus Out-of-Pocket Expenses. If NSP terminates this Agreement pursuant to Section 9.1(f), simultaneously with such termination it shall pay to NCE a fee equal to $150,000,000 plus Out-of-Pocket Expenses.

     (c) Termination Fee In Certain Other Events. (i) If this Agreement is terminated by NCE pursuant to Section 9.1(g)(iii), then NSP shall pay to NCE a termination fee equal to $150,000,000 plus Out-of-Pocket Expenses. If this Agreement is terminated by NSP pursuant to Section 9.1(h)(iii) or 9.1(i), then NCE shall pay to NSP a termination fee equal to $150,000,000 plus Out-of-Pocket Expenses. Notwithstanding the foregoing, no such amounts shall be payable if and to the extent the party to make such payment shall have paid such amounts pursuant to Section 9.3(a), Section 9.3(b), Section 9.3(c)(ii) or Section 9.3(c)(iii).

     (ii) If this Agreement is terminated (A) pursuant to Section 9.1(b), (B) pursuant to Section 9.1(c) following a failure of the shareholders of NSP to grant the necessary approvals described in Section 4.13 (a "NSP Shareholder Disapproval"), or (C) as a result of a material breach by NSP of Section 7.4, and (1) at the time of such termination (or, in the case of any termination following a NSP Shareholder Disapproval, at the time of the shareholder meeting at which such NSP Shareholder Disapproval occurred), there shall have been a Takeover Proposal involving NSP which, at the time of such termination (or of the meeting of NSP's shareholders) shall not have been (y) rejected by NSP and its Board of Directors and (z) withdrawn by the third party, and (2) within eighteen months of such termination NSP shall have entered into a definitive agreement with respect to a NSP Business Combination, then promptly (but not later than five (5) business days after receipt of notice of the amount due from
NCE) NSP shall pay to NCE a
termination fee equal to $150,000,000 plus Out-of-Pocket Expenses; provided, however, that no such amounts shall be payable if and to the extent NSP shall have paid such amounts pursuant to Section 9.3(a), Section 9.3(b) or Section 9.1(c)(i).

     (iii) If this Agreement is terminated (A) pursuant to Section 9.1(b), (B) pursuant to Section 9.1(c) following a failure of the shareholders of NCE to grant the necessary approvals described in Section 5.13 (a "NCE Shareholder Disapproval"), or (C) as a result of a material breach by NCE of Section 7.4, and (1) at the time of such termination (or, in the case of any termination following a NCE Shareholder Disapproval, at the time of the shareholder meeting at which such NCE Shareholder Disapproval occurred), there shall have been a Takeover Proposal involving NCE which, at the time of such termination (or of the meeting of NCE's shareholders) shall not have been (y) rejected by NCE and its Board of Directors and (z) withdrawn by the third party, and (2) within eighteen months of such termination NCE shall have entered into a definitive agreement with respect to a NCE Business Combination, then promptly (but not later than five (5) business days after receipt of notice of the amount due from
NSP) NCE shall pay to NSP a termination fee equal to $150,000,000 plus Out-of-Pocket Expenses; provided, however, that no such amounts shall be payable if and to the extent NCE shall have paid such amounts pursuant to Section 9.3(a), Section 9.3(b), or Section 9.1(c)(i).

     (d)  Expenses.  The parties  agree that the  agreements  contained  in this
Section 9.3 are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. If one party fails to promptly pay to the other any fees due hereunder, such defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citigroup, N.A. in effect from time to time from the date such fee was required to be paid.

     Section 9.4 Amendment. This Agreement may be amended by the parties hereto pursuant to action of the respective Boards of Directors of each of NSP and NCE, at any time before or after approval hereof by the shareholders of NSP and NCE and prior to the Effective Time, but after such approvals, no such amendment shall (a) alter or change the amount or kind of shares, rights or any of the proceedings of the Merger under Article II, or (b) alter or change any of the terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially and adversely affect the rights of holders of NSP Common Stock or NCE Common Stock, except for alterations or changes that could otherwise be adopted by the Board of Directors of NSP and/or NCE, without the further approval of such shareholders, as applicable. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 9.5 Waiver.  At any time prior to the Effective Time, any party may
(a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for such party's benefit contained herein. Any agreement to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer of the party to be bound thereby.

                                    ARTICLE X

                               GENERAL PROVISIONS

     Section 10.1 Non-Survival of Representations, Warranties, Covenants and Agreements. None of the representations, warranties, covenants and agreements in this Agreement shall survive the Merger, except the covenants and agreements contained in this Section 10.1 and in Article II (Treatment of Shares), the second to the last sentence of Section 7.1 (Certain Access to Information),
Section 7.5 (Directors' and Officers' Indemnification), Section 7.9 (Employee Agreements and Workforce Matters), Section 7.10 (Incentive, Stock and Other Plans), Section 7.12 (NSP Board of Directors), Section 7.13 (NSP Officers),
Section 7.14 (Corporate Offices), and Section 10.7 (Parties in Interest), each of which shall survive in accordance with its terms. The Board of Directors of NSP shall delegate to a majority of the NCE Designees then serving on the NSP Board of Directors authority to enforce Section 7.15 hereof and to a majority of the NSP Designees then serving on the NSP Board of Directors authority to enforce Section 7.14 hereof, in each case from and after the Effective Time.

     Section 10.2 Brokers. NSP represents and warrants that, except for The Blackstone Group, LP, its investment banking firm, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of NSP. NCE represents and warrants that, except for S G Barr Devlin, its investment banking firm, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of NCE.

     Section 10.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) if delivered personally, or (b) if sent by overnight courier service (receipt confirmed in writing), or (c) if delivered by facsimile transmission (with receipt confirmed), or (d) five (5) days after being mailed by registered or certified mail (return receipt requested) to the parties, in each case to the following addresses (or at such other address for a party as shall be specified by like notice):

                  (i)      If to NCE, to:

                           New Century Energies, Inc.
                           1225 17th Street
                           Denver, Colorado 80202
                           Facsimile:  (303) 294-8815
                           Attention: Paul Bonavia
                           with a copy to:

                           LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                           125 West 55th Street
                           New York, New York 10019-5389
                           Facsimile:  (212) 424-8500
                           Attention:  Steven H. Davis, Esq.

                           and

                           LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                           633 Seventeenth Street, Suite 2000
                           Denver, Colorado  80202
                           Facsimile:  (303) 297-0422
                           Attention:  Thomas J. Moore, Esq.

                  (ii)     If to NSP, to:

                           Northern States Power Company
                           414 Nicollet Mall
                           4th Floor
                           Minneapolis, Minnesota  55401
                           Facsimile:  (612) 330-6222
                           Attention:  Gary R. Johnson

                           with a copy to:

                           Gardner, Carton & Douglas
                           Quaker Tower
                           321 North Clark Street
                           31st Floor
                           Chicago, Illinois  60610-4795
                           Facsimile:  (312) 644-3381
                           Attention:  Peter Clarke, Esq.

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York  10019
                           Facsimile:  (212) 403-2000
                           Attention:  Seth A. Kaplan, Esq.

     Section 10.4 Miscellaneous. This Agreement (including the documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof other than the Confidentiality Agreement; and (b) shall not be assigned by operation of law or otherwise. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of laws statutes, rules or principles. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. The parties hereto shall negotiate in good faith to replace any provision of this Agreement so held invalid or unenforceable with a valid provision that is as similar as possible in substance to the invalid or unenforceable provision.

     Section 10.5 Interpretation. When reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article, Section or Exhibit of this Agreement, as the case may be, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes", or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever "or" is used in this Agreement it shall be construed in the nonexclusive sense.

     Section 10.6 Counterparts; Effect. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

     Section 10.7 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for rights of Indemnified Parties as set forth in Section 7.5 (Directors' and Officers' Indemnification), nothing in this Agreement, express or implied, is intended to confer upon any person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 10.8 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States located in the State of Delaware or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of Delaware.

     Section 10.9 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     IN WITNESS WHEREOF, NSP and NCE have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first above written.

                                  NORTHERN STATES POWER COMPANY


                                  By:           /s/ James J. Howard
                                       Name:        James J. Howard
                                       Title:       Chairman, President and
                                                    Chief Executive Officer


                                  NEW CENTURY ENERGIES, INC.


                                  By:           /s/ Bill D. Helton
                                       Name:        Bill D. Helton
                                       Title:       Chief Executive Officer

                             INDEX OF DEFINED TERMS

Term                                                                       Page

1935 Act          ...........................................................6
Agreement         ...........................................................1
Articles of Merger...........................................................2
Atomic Energy Act ...........................................................8
Book Entry Shares ...........................................................3
Certificate       ...........................................................3
Certificate of Merger........................................................2
Closing           ...........................................................5
Closing Date      ...........................................................5
Code              ...........................................................1
Confidentiality Agreement...................................................36
Continuing Employee.........................................................41
Contributed Assets..........................................................46
Conversion Ratio  ...........................................................2
DGCL              ...........................................................2
Disclosure Schedules........................................................40
Effective Time    ...........................................................2
Environmental Claim.........................................................16
Environmental Laws..........................................................16
Environmental Permits.......................................................15
ERISA             ..........................................................11
Exchange Act      ...........................................................6
Exchange Agent    ...........................................................3
FERC              ...........................................................9
Final Order       ..........................................................47
GAAP              ...........................................................1
Gas Policy Act    ...........................................................8
Governmental Authority.......................................................8
Hazardous Materials.........................................................17
HSR Act           ..........................................................37
Indemnified Party ..........................................................39
Joint Proxy Statement/Prospectus............................................10
Joint Proxy/Registration Statement..........................................36
Joint venture     ...........................................................6
Liens             ...........................................................6
MBCA              ...........................................................2
Merger            ...........................................................1
Multiemployer Plan..........................................................13
NCE               ...........................................................1
NCE Affiliate Agreement.....................................................41

Term                                                                       Page

NCE Business Combination....................................................50
NCE Common Stock  ...........................................................2
NCE Control Group ..........................................................25
NCE Designee      ..........................................................45
NCE Disclosure Schedule.....................................................19
NCE Employee Benefit Plans..................................................24
NCE Financial Statements....................................................22
NCE Joint Venture Plans.....................................................25
NCE Material Adverse Effect.................................................19
NCE Options       ..........................................................43
NCE Required Consents.......................................................21
NCE Required Statutory Approvals............................................21
NCE Rights        ..........................................................30
NCE Rights Agreement........................................................30
NCE SEC Reports   ..........................................................22
NCE Shareholder Disapproval.................................................54
NCE Shareholders' Approval..................................................20
NCE Shares        ...........................................................3
NCE Special Meeting.........................................................38
New Plans         ..........................................................42
Nonterminating Party........................................................53
NRC               ...........................................................9
NSP               ...........................................................1
NSP Affiliate Agreement.....................................................41
NSP Articles Amendments.....................................................31
NSP Business Combination....................................................51
NSP Common Stock  ...........................................................3
NSP Control Group ..........................................................12
NSP Designee      ..........................................................45
NSP Disclosure Schedule......................................................5
NSP Employee Benefit Plans..................................................12
NSP Financial Statements.....................................................9
NSP Joint Venture Plans.....................................................12
NSP Material Adverse Effect..................................................5
NSP Preferred Stock..........................................................6
NSP Required Consents........................................................8
NSP Required Statutory Approvals.............................................8
NSP Restructuring ..........................................................46
NSP SEC Reports   ...........................................................9
NSP Shareholder Disapproval.................................................53
NSP Shareholders' Approval...................................................7
NSP Shares        ...........................................................3

Term                                                                       Page

NSP Special Meeting.........................................................38
NSP Utility Sub   ..........................................................46
NSP-W             ..........................................................17
NYSE Composite Transition Reports............................................4
Old Plans         ..........................................................42
Out-of-Pocket Expenses......................................................53
PBGC              ..........................................................12
Permits           ...........................................................8
Plan of Merger    ...........................................................1
Power Act         ...........................................................8
Registration Statement......................................................10
Release           ..........................................................17
Representatives   ..........................................................36
SAS 72            ..........................................................37
SEC               ...........................................................1
Section 16        ...........................................................7
Securities Act    ...........................................................8
Significant Subsidiary.......................................................6
Stock Plan        ..........................................................43
Subsidiary        ...........................................................6
Takeover Proposal ..........................................................44
Tax Return        ..........................................................10
Taxes             ..........................................................10
Violation         ...........................................................7

                                                                       EXHIBIT A


                                 PLAN OF MERGER


     PLAN OF MERGER (the "Plan of Merger"), dated as of __________, 200_, by and between Northern States Power Company, a Minnesota corporation ("NSP"), and New Centuries Energies, Inc., a Delaware corporation ("NCE"). The parties to this Plan of Merger are hereinafter sometimes collectively referred to as the "Constituent Corporations".

     WHEREAS, NCE is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. As of the date hereof, the authorized capital of NCE consists solely of 260,000,000 shares of common stock, par value $1.00 per share ("NCE Common Stock"), of which __________ shares were outstanding on __________, 200_, and 20,000,000 shares of preferred stock, par value $1.00 per share, of which there were no shares outstanding on __________, 200_;

     WHEREAS, NSP is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. As of the date hereof, the authorized capital of NSP consists solely of 350,000,000 shares of common stock, par value $2.50 per share ("NSP Common Stock"), of which __________ shares were outstanding on __________, 200_, and 7,000,000 shares of preferred stock, par value $100 per share ("NSP Preferred Stock"), of which __________ shares were outstanding on __________, 200_, consisting of: __________ shares of $3.60 Series, __________ shares of $4.08 Series, __________ shares of $4.10 Series, __________ shares of $4.11 Series, __________ shares of $4.16 Series, and
__________ shares of $4.56 Series;

     WHEREAS,  NSP and NCE have entered  into an  Agreement  and Plan of Merger, dated as of March 24, 1999, setting forth representations, warranties, covenants, conditions and other terms in connection with the merger and other transactions contemplated thereby and hereby (the "Merger Agreement"); and

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   The Merger

     Section 1.1 The Merger. Pursuant to this Plan of Merger and upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time (as defined in Section 1.2), NCE shall be merged into NSP (the "Merger") in accordance with the laws of the State of Minnesota and the State of Delaware. NSP shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue its existence under the laws of the State of Minnesota and the separate existence of NCE shall cease. The effects and consequences of the Merger shall be as set forth in the Merger Agreement, in Section 302A.641 of the Minnesota Business Corporation Act (the "MBCA") and Section 259(a) of the Delaware General

Corporation Law (the "DGCL"). In furtherance of and not in limitation of the foregoing, at the Effective Time, the Surviving Corporation shall have all the rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a corporation organized under the MBCA; the Surviving Corporation shall then and thereafter possess all the rights, privileges, immunities, and franchises, of a public as well as of a private nature, of each of NCE and NSP; and all property, real, personal, and mixed and all debts due on whatever account and all other choses in action, and every other interest belonging to or due to each of NCE and NSP so merged shall be vested in the Surviving Corporation without further act or deed; the Surviving Corporation shall then be liable for all the liabilities and obligations of each of NCE and NSP so merged.

     Section 1.2 Effective Time of the Merger. The Merger shall become effective upon the later of the filing of Articles of Merger with respect to the Merger with the Secretary of State of the State of Minnesota pursuant to Section 302A.615 of the MBCA and a Certificate of Merger with the Secretary of State of the State of Delaware pursuant to Section 252 of the DGCL, or at such later time that NSP and NCE shall agree as specified in such Articles of Merger and Certificate of Merger (the time the Merger becomes effective being hereinafter called the "Effective Time"). If the Merger Agreement and this Plan of Merger are duly approved by the shareholders of each of the Constituent Corporations, the other conditions precedent set forth in Article VIII of the Merger Agreement are satisfied or (where permissible) waived, and this Plan of Merger is not terminated under Section 3.1 hereof, such Articles of Merger and Certificate of Merger will be filed with the Secretaries of State of the States of Minnesota and Delaware, respectively, as described above.

     Section 1.3 Articles of Incorporation and Bylaws. At and after the Effective Time, (a) the Restated Articles of Incorporation of NSP will be amended as provided in Annex I hereto and, as so amended, will be the Articles of Incorporation of the Surviving Corporation, and (b) the Bylaws of NSP immediately prior to the Effective Time will continue unchanged and will be the Bylaws of the Surviving Corporation.


                                   ARTICLE II

                              Conversion of Shares

     Section 2.1 Effect of Merger on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of NSP or NCE:

     (a) Cancellation of Certain NCE Common Stock. Each share of NCE Common Stock, together with any rights to purchase preferred stock (or, in certain circumstances common stock and/or other securities of NCE (the "NCE Rights")) that is owned by NSP or any of its subsidiaries or held in the treasury of NCE shall be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

     (b) Conversion of Certain NCE Common Stock. Each share of NCE Common Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled pursuant to Section 2.1(a)), together with any NCE Rights, shall be converted into the right to receive 1.55 shares (the "Conversion Ratio") of duly authorized, validly issued, fully paid and nonassessable NSP Common Stock. Upon such conversion, each holder of any shares of NCE Common Stock (whether held in book entry or certificated form) shall cease to have any rights with respect thereto, except the right to receive the shares of NSP Common Stock to be issued in consideration therefor (and cash in lieu of fractional shares pursuant to Section 2.2(d)) upon the surrender of such certificate or otherwise upon compliance with Section 2.2.

     (c) NSP Common Stock to Remain Outstanding. Each share of NSP Common Stock and each share of NSP Preferred Stock issued and outstanding immediately prior to the Effective Time shall remain outstanding following the Effective Time.

     Section 2.2 Exchange of NCE Common Stock.

     (a) Deposit with Exchange Agent. As soon as practicable after the Effective Time, NSP shall deposit with a bank, trust company or other agent selected by mutual agreement of the parties ("Exchange Agent") certificates representing whole shares of NSP Common Stock to be issued in the Merger as provided in this
Article II.

     (b) Exchange Procedures. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates ("Certificate") which immediately prior to the Effective Time represented issued and outstanding shares of NCE Common Stock ("NCE Shares"),
(i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the exchange of Certificates for certificates representing shares of NSP Common Stock ("NSP Shares") or for effecting the exchange of Certificates for NSP Shares to be held in book entry form. As soon as practicable after the Effective Time, the Exchange Agent shall also mail to each holder of record of NCE Shares held in book entry form ("Book Entry Shares") instructions for use in effecting the exchange of said Book Entry Shares for NSP Shares. Upon delivery of a Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall require, or, in the case of Book Entry Shares, compliance with the instructions for the exchange thereof, the holder of such Certificate or Book Entry Shares shall be entitled to receive in exchange therefor that number of whole NSP Shares and the amount of cash in lieu of fractional share interests (pursuant to Section 2.2(d)), if any, which such holder has the right to receive pursuant to the provisions of this Article II. In the event of a transfer of ownership of NCE Shares which is not registered in the transfer records of NCE, the proper number of NSP Shares will be issued to a transferee if, in addition to the other requirements for exchange, the Exchange Agent receives all documents required to evidence and effect such transfer and evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. Until delivered as contemplated by this Section 2.2, each Certificate, and until exchanged as contemplated by this Section 2.2, all Book Entry Shares, shall be deemed at any time after the Effective Time to represent only the right to receive whole NSP Shares and cash in lieu of any fractional shares of NSP Common Stock as contemplated by this Section 2.2.

     (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to NSP Shares with a record date after the Effective Time shall be paid to the holder of any undelivered Certificate or unexchanged Book Entry Shares with respect to the NSP Shares represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(d), until the holder of record of such Certificate or unexchanged Book Entry Shares (or a transferee as described in Section 2.2(b)) shall have delivered such Certificate or effected the exchange of such Book Entry Shares as contemplated in Section 2.2(b). Subject to the effect of unclaimed property, escheat and other applicable laws, following delivery of any such Certificate or exchange of any such Book Entry Shares, there shall be paid to the record holder (or transferee) of the whole NSP Shares issued in exchange therefor, without interest, (i) at the time of such delivery, the amount of any cash payable in lieu of a fractional share of NSP Common Stock to which such holder (or transferee) is entitled pursuant to
Section 2.2(d) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole NSP Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to delivery or exchange and a payment date subsequent to delivery or exchange payable with respect to such whole NSP Shares, as the case may be.

     (d) No Fractional Shares. (i) No certificates or scrip representing fractional shares of NSP Common Stock shall be issued upon the delivery of Certificates or exchange of Book Entry Shares, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of NSP. All holders of NCE Common Stock who would otherwise be entitled to receive a fractional share of NSP Common Stock shall receive, in lieu thereof upon delivery or exchange of its NCE Shares, an amount of cash determined by multiplying the fraction of a share of NSP Common Stock to which such shareholder would otherwise be entitled by the closing sales price of NSP Common Stock as reported under "NYSE Composite Transition Reports", in The Wall Street Journal on the trading day immediately prior to the Effective Time. From time to time, NSP shall, subject to Section 2.2(f) hereof, deliver to the Exchange Agent cash in such amounts as shall be necessary to pay to the holders of NCE Shares cash in lieu of fractional shares of NSP Common Stock.

     (e) Closing of Transfer Books. From and after the Effective Time, the stock transfer books of NCE with respect to shares of NCE Common Stock issued and outstanding prior to the Effective Time shall be closed and no transfer of any such shares shall thereafter be made. If, after the Effective Time, Certificates are presented to NSP, they shall be cancelled and exchanged for certificates representing the appropriate number of whole NSP Shares and cash in lieu of fractional shares of NSP Common Stock as provided in this Section 2.2.

     (f) Termination of Exchange Agent. Any certificates representing NSP Shares deposited with the Exchange Agent pursuant to Section 2.2(a) and not exchanged within six (6) months after the Effective Time pursuant to this Section 2.2 shall be returned by the Exchange Agent to NSP, which shall thereafter act as Exchange Agent. All funds held by the Exchange Agent for payment to the holders of undelivered Certificates or unexchanged Book Entry Shares and unclaimed at the end of six (6) months from the Effective Time shall be remitted to NSP, after which time any holder of undelivered Certificates or unexchanged Book Entry Shares shall look as a general creditor only to NSP for payment of such funds to which such holder may be due, subject to applicable law. NSP shall not be liable to any person for such shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (g) Adjustment of Conversion Ratio. In the event that, subsequent to the date hereof but prior to the Effective Time, the outstanding shares of NCE Common Stock or NSP Common Stock, respectively, shall have been changed into a different number of shares or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, combination, exchange, recapitalization or other similar transaction, the Conversion Ratio shall be appropriately adjusted to provide the holders of NCE Shares the same economic effect as contemplated by Merger Agreement and this Plan of Merger prior to such event.

                                   ARTICLE III

                            TERMINATION AND AMENDMENT

     Section 3.1 Termination. Notwithstanding the approval and adoption of this Plan of Merger by the shareholders of NSP and NCE, this Plan of Merger shall terminate forthwith in the event that the Merger Agreement shall be terminated as therein provided and may be terminated as otherwise provided in the Merger Agreement. In the event of the termination of this Plan of Merger as provided above, this Plan of Merger shall forthwith become void and there shall be no liability on the part of any of the parties hereto except as otherwise provided in the Merger Agreement.

     Section 3.2 Amendment. This Plan of Merger shall not be amended except in accordance with the provisions of Section 9.4 of the Merger Agreement.


                                   ARTICLE IV

                                  MISCELLANEOUS

     Section 4.1 Governing Law. This Plan of Merger shall be governed by the laws of the State of Delaware.

     Section 4.2 Counterparts. This Plan of Merger may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 4.3 Authorized Officers. The chairman of the board, president, vice president, secretary and assistant secretary of each of the Constituent Corporations are each authorized by it in its name to execute and deliver or cause to be executed and delivered any articles of merger, certificate of merger, agreements, certificates, appointments, or other instruments, and to do anything else that he or they deem to be necessary or desirable in connection with the Merger.

     IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                     NORTHERN STATES POWER COMPANY



                                     By:
                                     Name:
                                     Title:


                                     NEW CENTURY ENERGIES, INC.



                                     By:
                                     Name:
                                     Title:

                                                                         ANNEX I

                                   AMENDMENTS
                                       TO
                     NSP RESTATED ARTICLES OF INCORPORATION
                    TO BE EFFECTIVE AS OF THE EFFECTIVE TIME


     1. The first sentence of Article I of the Restated Articles of Incorporation of Northern States Power Company (the "NSP Charter") shall be amended to read in its entirety as follows: "The name of this corporation shall be _________________."

     2. The first paragraph of Article V of the NSP Charter shall be amended to read in its entirety as follows:

     "The total authorized number of shares that may be issued by the Corporation and that the Corporation will henceforth be authorized to have is one billion (1,000,000,000) of the par value per share hereinafter set forth."

     3. Subparagraph 1 of Article V of the NSP Charter shall be amended to read in its entirety as follows:

          "1. Authorized Number and Classes of Shares

          Such shares shall be divided into two classes to be designated, respectively, Preferred Stock and Common Stock. The total authorized number of shares of Preferred Stock is seven million (7,000,000) having a par value of one hundred dollars ($100.00) per share, and the total authorized number of shares of Common Stock is one billion (1,000,000,000) having a par value of two dollars and fifty cents ($2.50) per share."

                                                                       EXHIBIT B


                                   AMENDMENTS
                                       TO
                     NSP RESTATED ARTICLES OF INCORPORATION


     1. The first sentence of Article I of the Restated Articles of Incorporation of Northern States Power Company (the "NSP Charter") shall be amended to read in its entirety as follows: "The name of this corporation shall be _________________."

     2. The first paragraph of Article V of the NSP Charter shall be amended to read in its entirety as follows:

          "The total authorized number of shares that may be issued by the Corporation and that the Corporation will henceforth be authorized to have is one billion (1,000,000,000) of the par value per share hereinafter set forth."

     3. Subparagraph 1 of Article V of the NSP Charter shall be amended to read in its entirety as follows:

          "1. Authorized Number and Classes of Shares

          Such shares shall be divided into two classes to be designated, respectively, Preferred Stock and Common Stock. The total authorized number of shares of Preferred Stock is seven million (7,000,000) having a par value of one hundred dollars ($100.00) per share, and the total authorized number of shares of Common Stock is one billion (1,000,000,000) having a par value of two dollars and fifty cents ($2.50) per share."

                                                                       EXHIBIT C

                                     [Date]


Northern States Power Company
414 Nicollet Mall, 4th Floor
Minneapolis, Minnesota  55401


Ladies and Gentlemen:

     I have been advised that as of the date hereof, I may be deemed to be an "affiliate" of New Century Energies, Inc., a Delaware corporation (the "Company"), as such term (i) is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) is used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger dated as of March 24, 1999, as it may be amended, supplemented or modified from time to time (the "Merger Agreement"), between the Company and Northern States Power Company, a Minnesota corporation ("NSP"), the Company will be merged into NSP (the "Merger"). Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

     I further understand that it is expected that the Merger will be treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles and that the Staff of the Commission has issued certain guidelines that should be followed to ensure that pooling of interests accounting is available for a business combination transaction.

     In consideration of NSP's reliance on this letter in connection with the consummation of the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I hereby represent, warrant and agree that (i) I will not make any sale, transfer, pledge or other disposition of any shares of Company Common Stock, par value $1.00 per share (the "Company Common Stock"), from the date that is 30 days prior to the Effective Time of the Merger until the earlier of the Effective Time or the termination of the Merger Agreement, (ii) I will not make any sale, transfer, pledge or other disposition of NSP Common Stock, par value $2.50 per share of (the "NSP Common Stock") received by me pursuant to the Merger until after such time as results covering at least 30 days of combined operations of the Company and NSP have been published by NSP, in the form of a quarterly earnings report, an effective registration statement, filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations (the "Pooling Period"), and
(iii) I will not make any sale, transfer or other disposition of any shares of NSP Common Stock received by me pursuant to the Merger in violation of the Securities Act or the rules and regulations thereunder. I have been advised that the issuance of the shares of NSP Common Stock pursuant to the Merger will have been registered with the Commission under the Securities Act on a Registration Statement on Form S-4. I have also been advised, however, that since I may be deemed to be an affiliate of the Company at the time the Merger is submitted for a vote of the shareholders of the Company, the NSP Common Stock received by me may be disposed by me only (i) pursuant to an effective registration under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Securities Act, or (iii) in reliance upon an exemption from registration that is available under the Securities Act. I understand that such exemptions are limited and I have obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act.

     I also understand that instructions will be given to NSP's transfer agent with respect to the NSP Common Stock to be received by me pursuant to the Merger and that there will be placed on the certificates representing such shares of NSP Common Stock, or any substitutes therefor, a legend stating in substance as follows:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 145 OR
          PURSUANT TO A REGISTRATION STATEMENT UNDER THAT ACT OR AN EXEMPTION FROM SUCH REGISTRATION. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER CONTAINED IN AN AGREEMENT BETWEEN THE HOLDER HEREOF AND NORTHERN STATES POWER COMPANY ("NSP"), A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF NSP."

     It is understood and agreed that following the Pooling Period the legend set forth above shall be removed upon surrender of certificates bearing such legend by delivery of substitute certificates without such legend if I shall have delivered to NSP an opinion of counsel, in form and substance reasonably satisfactory to NSP, to the effect that (i) the sale or disposition of the shares represented by the surrendered certificates may be effected without registration of the offering, sale and delivery of such shares under the Securities Act, and (ii) the shares to be so transferred may be publicly offered, sold and delivered by the transferee thereof without compliance with the registration provisions of the Securities Act.

     I also acknowledge and agree that unless a transfer by me of shares of NSP Common Stock received by me in the Merger is pursuant to an effective registration statement under the Securities Act or in conformity with the volume and other limitations of Rule 145, NSP reserves the right to put the following legend on the certificates issued to my transferees, which legend will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to NSP from independent counsel reasonably satisfactory to NSP to the effect that such legend is no longer required for purposes of the Securities Act:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

     I further understand and agree that NSP is under no obligation to register the sale, transfer or other disposition of the NSP Common Stock by me or on my behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

     Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

     This letter agreement constitutes the complete understanding between NSP and me concerning the subject matter hereof. Any notice required to be sent to either party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This letter agreement shall be governed by and construed and interpreted in accordance with, the laws of the State of Delaware.

     If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this letter to the undersigned, at which time this letter shall become a binding agreement between us.

                                                     Very truly yours,



                                                     Name


Accepted this ___ days of _________, 200__.

NORTHERN STATES POWER COMPANY


By:
Name:
Title:

                                                                       EXHIBIT D


                                     [Date]


New Century Energies, Inc.
1125 Seventeenth Street
Denver, Colorado  80202


Ladies and Gentlemen:

     I have been advised that as of the date hereof, I may be deemed to be an "affiliate" of Northern States Power Company, a Minnesota corporation ("NSP"), as such term (i) is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, or (ii) is used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger, dated as of March 24, 1999, as it may be amended, supplemented and modified from time to time between NSP and New Century Energies, Inc. ("NCE"), NCE will be merged with and into NSP (the "Merger"). Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

     I further understand that it is expected that the Merger will be treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles and that the Staff of the Commission has issued certain guidelines that should be followed to ensure that pooling of interests accounting is available for a business combination transaction.

     In consideration of NCE's reliance on this letter in connection with the consummation of the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I hereby represent, warrant and agree that I will not make any sale, transfer, pledge or other disposition of any shares NSP Common Stock, par value $2.50 per share ("NSP Common Stock"), from the date that is 30 days prior to the Effective Time of the Merger until the earlier of termination of the Merger Agreement or such time as results covering at least 30 days of combined operations of NSP and NCE have been published by NSP, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations.

     Execution of this letter should not be considered an admission on my part that I am an "affiliate" of NSP as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

     This letter agreement constitutes the complete understanding between NCE and me concerning the subject matter hereof. Any notice required to be sent to either party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This letter agreement shall be governed by and construed and interpreted in accordance with, the laws of the State of Delaware.

     If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this letter to the undersigned, at which time this letter shall become a binding agreement between us.

                                                       Very truly yours,



                                                       Name


Accepted this ___ days of _________, 200__.

NEW CENTURY ENERGIES, INC.


By:
Name:
Title: